Exhibit 10.79

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PROTECT - CONTRACTS

LAND EQUIPMENT

de&s

PMT/0009

Defence Equipment & Support

PROTECT - CONTRACTS

MINISTRY OF DEFENCE

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PROTECT - CONTRACTS	PMT/0009
Version 1.0 dated 29 November 2010
Light Protected Patrol Vehicle

LPPV

UOR AO1570

CONTRACT TERMS AND CONDITIONS

Combat Wheels Group, Protected Mobility Team

Issue:	Version 1.0
Issue Date:	29 November 2010
Number of Pages:	65 including front cover

PMT File Reference:	PMT/04/11

THIS DOCUMENT IS THE PROPERTY OF HER BRITANNIC MAJESTY’S GOVERNMENT, and is issued for the information of such persons only as need to know its contents in the course of their official duties.  Any person finding this Document should hand it to a British forces unit or to a police station for its safe return to the MINISTRY OF DEFENCE, D Def Sy, Main Building, Whitehall, LONDON SW1A 2HB, with particulars of how it was found.  THE UNAUTHORIZED RETENTION OR DESTRUCTION OF THE Document MAY BE AN OFFENCE UNDER THE OFFICIAL SECRETS ACTS 1911-89.  (When released to persons outside Government service, this Document is issued on a personal basis.  The recipient to whom it is entrusted in confidence, within the provisions of the Official Secret Acts 1911-89, is personally responsible for its safe custody and for seeing that its contents are disclosed only to authorized persons.)

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Protected Mobility Team
Defence Equipment and Support
Spruce 3a #1302
MoD Abbey Wood South
BRISTOL
BS34 8JH +44 (0)306 793 9382

AMENDMENTS

Version No.	Date	Incorporated by	Details of change
ITT 2.0	21/05/2010	Rob Williams	Minor changes to Ts&Cs
CTT 1_A	13/09/2010	Rob Williams	Updated with changes due to ITT process
1_B	01/10/2010	Lynne Scott	Updated following meetings 29 and 30 September 2010
1_C	21/10/2010	Lynne Scott	Updated to incorporate changes to definitions
1_D	27/10/2010	Lynne Scott	Updated to incorporate further drafting changes
1_E	04/11/2010	Rob Williams	Updated at meetings on 2 and 4 November 2010
1_F	08/11/2010	Lynne Scott	Updated in relation to LDs for delay/obsolescence
1_G	09/11/2010	Rob Williams	Updated at meeting on 9 November 2010
1_H	09/11/2010	Lynne Scott	Updated following meeting on 9 November 2010
1_I	11/11/2010	Rob Williams	Updated at meeting on 11 November 2010
1_I1	11/11/2010	Keith Beattie	Changes to LoL clauses
1_J	25/11/2010	Rob Williams	Updated at meetings on 24 & 25 November 2010
1_K	25/11/2010	Rob Williams	Further updated at meeting on 25 November 2010
1_L	26/11/2010	Rob Williams	Updated with further agreed and proposed changes
1_M	29/11/2010	Steve Power	Updated with further agreed changes
1.0	29/11/2010	Rob Williams	Final Agreed Contract Conditions

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TABLE OF CONTENTS

1.	SCHEDULE OF REQUIREMENTS	1

2.	GENERAL CONDITIONS	3

	DEFCON 501 (Edn.04/04) - Definitions and Interpretations	3
	DEFCON 503 (Edn.07/05) - Amendments to Contract	3
	DEFCON 515 (Edn.10/04) - Bankruptcy and Insolvency	3
	DEFCON 516 (Edn.06/04) - Racial Discrimination	3
	DEFCON 518 (Edn.09/97) - Transfer	3
	DEFCON 520 (Edn.08/09) - Corrupt Gifts and Payments of Commission	3
	DEFCON 521 (Edn.10/04) - Sub-Contracting to Supported Employment Enterprises	3
	DEFCON 526 (Edn.08/02) - Notices	3
	DEFCON 527 (Edn.09/97) - Waiver	3
	DEFCON 528 (Edn.10/04) - Overseas Expenditure and Import Licences	3
	DEFCON 529 (Edn.09/97) - Law (English)	3
	DEFCON 530 (Edn.07/04) - Dispute Resolution (English Law)	3
	DEFCON 531 (Edn.05/05) - Disclosure of Information	4
	DEFCON 537 (Edn.06/02) - Rights of Third Parties	4
	DEFCON 538 (Edn.06/02) - Severability	4
	DEFCON 566 (Edn.08/06) - Change of Control of Contractor	4
	DEFCON 656 (Edn.03/06) - Break	4
	DEFCON 659 (Edn.06/09) - Security Measures	4
	DEFCON 691 (Interim Edn.08/02) - Timber and Wood-Containing Products Supplied under the Contract	4
2.1.	DEFINITIONS AND INTERPRETATIONS	4
2.2.	DOCUMENTATION & PRECEDENCE	9
2.3.	EXPORT LICENCES	10
2.4.	SUB-CONTRACTING	10
2.5.	SECURITY MEASURES (WITH SECURITY ASPECTS LETTER)	11
2.6.	GAINSHARE	11
2.7.	TRANSFERS AND ASSIGNMENTS	12
2.8.	PARENT COMPANY GUARANTEE	12
2.9.	AMENDMENTS TO CONTRACT	12
2.10.	DISPUTE RESOLUTION	12
2.11.	DURATION	13
2.12.	AUTHORITY’S REPRESENTATIVES	13
2.13.	WARRANTY INTERPRETATION	14
2.14.	PARTS & LABOUR WARRANTY	14
2.15.	RELIABILITY WARRANTY	14
2.16.	SUSTAINABLE PROCUREMENT - BEST PRACTICE	15
2.17.	SUSTAINABLE PROCUREMENT - LEGISLATIVE REQUIREMENTS	15
2.18.	TRANSPARENCY	15
2.19.	ITAR	16

3.	SPECIFICATIONS, PLANS, ETC	16

	DEFCON 68 (Edn.10/08) - Supply of Data for Hazardous Articles, Materials and Substances	16
	DEFCON 82 (Edn.10/04) - Special Procedure For Initial Spares	16
	DEFCON 117 (Edn.05/06) - Supply of Documentation for NATO Codification	16
	DEFCON 129 (Edn.07/08) - Packaging (For Articles other than Ammunition and Explosives)	16
	DEFCON 502 (Edn.06/08) - Specifications	16
	DEFCON 595 (Edn.10/04) - General Purpose Automatic Test Equipment Data Requirements	16
	DEFCON 601 (Edn.10/04) - Redundant Materiel	16
	DEFCON 602A (Edn.12/06) - Deliverable Quality Plan	16
	DEFCON 606 (Edn.10/97) - Change and Configuration Control Procedure	16
	DEFCON 607 (Edn.05/08) - Radio Transmissions	16

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	DEFCON 608 (Edn.10/98) - Access and Facilities to be Provided by the Contractor	16
	DEFCON 624 (Edn.04/10) - Use of Asbestos in Arms, Munitions or War Materials	16
	DEFCON 637 (Edn.08/99) - Defect Investigation and Liability	16
	DEFCON 644 (Edn.10/98) - Marking of Articles	16
	DEFCON 645 (Edn.07/99) - Export Potential	16
3.1.	PERFORMANCE OF WORK	17
3.2.	SCOPE OF WORK	17
3.3.	RISK & OPPORTUNITY	18
3.4.	QUALITY ASSURANCE	18
3.5.	CONCESSIONS	20
3.6.	STANDARDS OF PERFORMANCE	20
3.7.	CONTRACTOR TEST, TRIAL OR DEMONSTRATION	20
3.8.	USER TRIALS	21
3.9.	DESIGN AUTHORITY	22
3.10.	SYSTEMS ACCEPTANCE/DEMONSTRATION	23
3.11.	CONFIGURATION CONTROL	24
3.12.	CONTRACT CHANGE PROCEDURE	25
3.13.	RELIABILITY & MAINTAINABILITY (R&M)	26
3.14.	ACQUISITION ENVIRONMENT AND SAFETY MANAGEMENT SYSTEM	27
3.15.	NON-WAIVER	28
3.16.	SAFETY & ENVIRONMENTAL CASE	28
3.17.	INDEPENDENT SAFETY ADVISOR	29
3.18.	LONG LEAD ITEMS	29
3.19.	INTEGRATED LOGISTIC SUPPORT	29
3.20.	OBSOLESCENCE	30
3.21.	SUSTAINABLE PROCUREMENT - ENVIRONMENTAL MANAGEMENT STANDARDS	31
3.22.	MARKING OF ARTICLES	31
3.23.	REGISTRATION PLATES AND ALLOCATION OF REGISTRATION NUMBERS	32
3.24.	POTENTIAL HAZARD - RESPIRABLE DUST ON EQUIPMENT RETURNED FROM THEATRE	32
3.25.	CONTRACTOR ON DEPLOYED OPERATIONS (CONDO)	32
3.26.	PRIORITY	33

4.	PRICE	33

	DEFCON 127 (Edn.10/04) - Price Fixing Condition for Contracts of Lesser Value	33
	DEFCON 619A (Edn.09/97) - Customs Duty Drawback	33
	DEFCON 643 (Edn.07/04) - Price Fixing	33
	DEFCON 648A (Edn.07/04) - Availability of Information	33
	DEFCON 648 (Edn.10/02) - Availability of Information	33
	DEFCON 650 (Edn 10/02) - References to the Review Board of Questions Arising Under the Contract	33
	DEFCON 650A (Edn.07/04) - References to the Review Board of Questions Arising under the Contract	33
	DEFCON 651 (Edn 10/02) - References to the Review Board of Questions Arising In relation to Relevant Sub-contracts Including those with a Subsidiary Company or Firm	33
	DEFCON 651A (Edn.07/04) - Reference To The Review Board of Questions arising in Relation to Relevant Sub-contracts Including those with a Subsidiary Company or Firm	34
	DEFCON 652 (Edn.07/04) - Remedy Limitation	34
4.1.	PRICES	34
4.2.	EQUALITY OF INFORMATION	34
4.3.	PRICING OF CHANGES TO THE REQUIREMENT	34
4.4.	IMPORT DUTY	35
4.5.	OPTIONS FOR MANUFACTURE AND SUPPORT	35
4.6.	OPEN BOOK ACCOUNTING	36
4.7.	PRIVATE VENTURE COSTS	37

5.	INTELLECTUAL PROPERTY RIGHTS	37

v

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	DEFCON 14 (Edn.11/05) - Inventions and Designs, Crown Rights and Ownership of Patents and Registered Designs	37
	DEFCON 90 (Edn.11/06) – Copyright	37
	DEFCON 91 (Edn. 11/06) – Intellectual Property Rights in Software	37
	DEFCON 531 (Edn.05/05) - Disclosure of Information	37
	DEFCON 632 (Edn.02/07) - Third Party Intellectual Property Rights – Commercial and Non-Commercial Articles and Services	37
5.1.	INTELLECTUAL PROPERTY RIGHTS	37
5.2.	CONFIDENTIALITY	38
5.3.	COMMERCIAL EXPLOITATION	39

6.	LOANS	39

	DEFCON 23 (Edn.04/98) - Special Jigs, Tooling and Test Equipment	39
	DEFCON 76 (Edn.12/06) - Contractor’s Personnel at Government Establishments	39
	DEFCON 611 (Edn.06/06) - Issued Property	39
	DEFCON 694 (Edn.06/06) - Accounting For Property of the Authority	39
6.1.	LOANS	39
6.2.	SPECIAL JIGS AND TOOLS	40

7.	DELIVERY	40

	DEFCON 5 (Edn.07/99) - MOD Form 640 - Advice and Inspection Note	40
	DEFCON 113 (Edn.10/04) - Diversion Orders	40
	DEFCON 129 (Edn.07/08) - Packaging (For Articles other than Ammunition and Explosives)	40
	DEFCON 507 (Edn.10/98) - Delivery	40
	DEFCON 524 (Edn.10/98) - Rejection	40
	DEFCON 525 (Edn.10/98) - Acceptance	40
	DEFCON 612 (Edn.10/98) - Loss of or Damage to the Articles	40
	DEFCON 621B (Edn.10/04) - Transport (if the Contractor is responsible for transport).	41
7.1.	DELIVERABLES	41
7.2.	ACCEPTANCE	41
7.3.	ANCHOR MILESTONES	43
7.4.	DEFAULT & TERMINATION	43
7.5.	PROCEDURE ON TERMINATION OF THE CONTRACT	45
7.6.	LIQUIDATED DAMAGES	47
7.7.	FORCE MAJEURE	48
7.8.	EXTENSION OF TIME	49
7.9.	SELF TO SELF DELIVERY	50
7.10.	RECTIFICATION OF DEFECTS ON DELIVERY	51

8.	PAYMENTS/RECEIPTS	51

	DEFCON 509 (Edn.09/97) - Recovery of Sums Due	51
	DEFCON 513 (Edn.05/08) - Value Added Tax	51
	DEFCON 522 (Edn.07/99) - Payment	51
	DEFCON 522J (Edn.05/03) - Payment Under P2P	51
	DEFCON 523 (Edn.03/99) - Payment of Bills Using the Bankers Automated Clearing Service (BACS) System	51
	DEFCON 534 (Edn.06/97) - Prompt Payment (Sub-Contracts)	51
	DEFCON 649 (Edn.07/99) - Vesting	51
8.1.	PAYMENT	51
8.2.	ADVANCES AGAINST THE CONTRACT PRICE	51
8.3.	FINAL PAYMENT	52

9.	CONTRACT ADMINISTRATION	52

	DEFCON 604 (Edn.11/04) - Progress Reports	52
	DEFCON 605 (Edn.06/97) - Financial Reports	52
	DEFCON 609 (Edn.10/98) - Contractor’s Records	52

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	DEFCON 625 (Edn.10/98) - Co-operation on Expiry of Contract	52
	DEFCON 642 (Edn.06/97) - Progress Meetings	52
9.1.	PROJECT GOVERNANCE	52
9.2.	RELATIONSHIP MANAGEMENT PLAN	54
9.3.	PUBLICITY	54
9.4.	AUTHORITY PERSONNEL & THEIR RESPONSIBILITIES (INCLUDING SMES)	54

10.	ANCILLARY PROVISIONS	55

10.1.	ENTIRE AGREEMENT	55
10.2.	DATA PROTECTION	55
10.3.	CONTRACTOR’S INDEMNITY	56
10.4.	CAP ON LIABILITY	57
10.5.	CONSEQUENTIAL LOSSES	57

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEFFORM 111 - Appendix to Contract - Addresses and Other Information

ANNEX		TITLE	FIRST REFERENCE

Annex A	-	Statement of Work	SOR
Annex B	-	System Requirements Document (SRD)	SOR
Annex C	-	Contract Data Requirements	SOR
Annex D	-	Complete Equipment Schedule (CES)	SOR
Annex E	-	Special Tools & Test Equipment (STTE)	SOR
Annex F	-	DEFCON 82 Spares List	SOR
Annex G	-	Training Courses	SOR
Annex H	-	Options	4.5
Annex I	-	Delivery Schedule	SOR
Annex J	-	Design Rights and Patents - Sub-Contractor’s Agreement	2.4
Annex K	-	Contract Change Proposal Form	2.6
Annex L	-	Record of Contract Change Proposals	3.12
Annex M	-	Parent Company Guarantee/Performance Bond	2.8
Annex N	-	Authority’s External Assistance Contractors	2.12
Annex O	-	Form F/INS/777 - Warranty Claim	2.13
Annex P	-	Form AF G8267A/B - Equipment Failure Report	2.13
Annex Q	-	Parts and Labour Warranty	2.14
Annex R	-	Reliability Warranty	2.15
Annex S	-	Contractor’s Test & Evaluation Management Plan (C-TEMP)	3.1
Annex T	-	User Trials	3.8
Annex U	-	Loan of Equipment for User Trials	3.8
Annex V	-	Not Used
Annex W	-	Labour Rates	3.12
Annex X	-	Unpriced Work	4.1
Annex Y	-	Long Lead Items	3.18
Annex Z		Equality of Information Statement (Template)	4.2
Annex AA	-	Price Breakdown (Template)	4.3
Annex BB	-	Intellectual Property Rights	5.1
Annex CC	-	Commercial Exploitation Agreement	5.3
Annex DD	-	Government Furnished Assets	6.1
Annex EE	-	DEFCON 23 Register of Jigs & Tools	6.2
Annex FF	-	Anchor Milestones	7.3
Annex GG	-	DEFFORM 522a - Relevant Forms	8
Annex HH	-	Work Package Scheme	8.1
Annex II	-	Progress Reports and Meetings	9.1
Annex JJ	-	Consignee Details	Appendix
Annex KK	-	TORs of LPPV Steering Group	9.1
Annex LL	-	Reliability Growth Test Plan	Annex FF

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEFCON 110

(Edn 4/88)

Name and Address of Contractor Force Protection Europe Ltd 1 Glass Wharf BRISTOL BS2 0ZX	MINISTRY OF DEFENCE Schedule of Requirements For Light Protected Patrol Vehicle Programme - Production & Support	CONTRACT NO PMT/0009 Issued with Covering letter on: 29 November 2010 Previous Contract no (renewals only)

Table I     Articles Required

Item No	MOD stock reference NATO stock number Stores reference number or Catalogue number	Specification number Drawing number Part number	Description	Quantity	Firm and Provisional Price (see 4 of DEFCON set of conditions) £ Total

1	Provision of LPPV Patrol Variant (PV) Vehicles for training purposes in accordance with the Statement of Work at Annex A to meet the requirements of Annex B.			35	[***] subject to 0

2	Provision of LPPV Patrol Variant (PV) Vehicles in accordance with the Statement of Work at Annex A to meet the requirements of Annex B.			78	[***] subject to 0

3	Provision of LPPV Fire Support Variant (FSV) Vehicles in accordance with the Statement of Work at Annex A to meet the requirements of Annex B.			87	[***] subject to 0

4	Provision of Technical Publications, Tests, Reports and Documentation at Annex C in accordance with Appendix 1 to the Statement of Work at Annex A to the Contract.			See Annex C	[***] Firm Price

5

Provision of Support & Test Equipment - Complete Equipment Schedule (CES) at Annex D for the Articles at Items 1, 2 and 3 in accordance with CDRL 11 at Appendix 1 to the Statement of Work Annex A to the Contract.

				See Annex D	TBA subject to 0

6

Provision of Support & Test Equipment - Special Tools & Test Equipment (STTE) at Annex E for the Articles at Items 1, 2 and 3 in accordance with CDRL 12 at Appendix 1 to the Statement of Work at Annex A to the Contract.

				See Annex E	[***] subject to 0

7

Provision of Initial Supply of Spares at Annex F to support Articles at Items 1, 2 and 3 for two years duration in accordance with CDRL 13 and 17 at Appendix 1 to the Statement of Work at Annex A to the Contract.

				See Annex F	[***] subject to 0

8	Provision of LPPV training at Annex G in accordance with CDRLs 18, 19, 20, 22 and 23 at Appendix 1 to the Statement of Work at Annex A to the Contract.			See Annex G	[***] subject to 0

9	Additional Warranty for years 2 & 3.			2	[***] Firm Price

10	Successful conclusion of the reliability demonstration trials, see Clause 0.			1	[***] Firm Price

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Table II     Packaging requirements

Item No	Packaging specifications/special markings etc.	Quantity	Adjustment* £	Quantity	Adjustment* £	Quantity	Adjustment* £
1	TBC

Table III Delivery of Articles	NOTE:*to price per quantity shown in Table 1

Item No	Start	Rate	Finish
1-8	See Annex I		See Annex I	CONDITIONS OF CONTRACT This contract is subject to:

9	Delivery of Articles under Items 1 - 3 and 7		2 years after Delivery of Articles under Items 1 - 3 and 7	Conditions 0-0 and associated Annexes, as attached

10			See Clause 0

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONDITIONS OF CONTRACT

GENERAL CONDITIONS

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 501 (Edn.04/04) - Definitions and Interpretations

For the purposes of Sub-Clause 1.d) of DEFCON 501, the reference to ‘special conditions of contract’ shall be taken to mean the narrative conditions of the Contract.

The Commercial Manager and Project Manager designated by the Authority shall be those detailed at Boxes 1 & 2 of the DEFFORM 111 (Appendix to Contract).

DEFCON 503 (Edn.07/05) - Amendments to Contract

For the purposes of Clause 1 of DEFCON 503, the duly authorised representatives are:

(A) for the Authority, the Commercial Manager identified at Box 1 of the DEFFORM 111 (Appendix to Contract) or his authorised representative.

(B) for the Contractor, the Contractor’s head of Commercial or his authorised representative.

DEFCON 515 (Edn.10/04) - Bankruptcy and Insolvency

DEFCON 516 (Edn.06/04) - Racial Discrimination

DEFCON 518 (Edn.09/97) - Transfer

DEFCON 520 (Edn.08/09) - Corrupt Gifts and Payments of Commission

DEFCON 521 (Edn.10/04) - Sub-Contracting to Supported Employment Enterprises

DEFCON 526 (Edn.08/02) - Notices

DEFCON 527 (Edn.09/97) - Waiver

DEFCON 528 (Edn.10/04) - Overseas Expenditure and Import Licences

The Contractor’s attention is drawn to clause 1 of DEFCON 528 requiring notification of overseas expenditure.  In this connection, the Contractor shall, within one month of acceptance of the Contract, notify the Contracts Branch of details of any overseas sub-contract or order he has placed, or intends to place, in aid of the contract.  Details to be provided are: Contract No; Country in which sub-contract placed/to be placed; Name, Division and full postal address of sub-contractor; Value of sub-contract as applicable to main contract; Date placed/to be placed.  If no overseas orders are to be placed, the Contractor shall advise the Contracts Branch to this effect in the same timescale.

DEFCON 529 (Edn.09/97) - Law (English)

DEFCON 530 (Edn.07/04) - Dispute Resolution (English Law)

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEFCON 531 (Edn.05/05) - Disclosure of Information

DEFCON 537 (Edn.06/02) - Rights of Third Parties

DEFCON 538 (Edn.06/02) - Severability

DEFCON 566 (Edn.08/06) - Change of Control of Contractor

DEFCON 656 (Edn.03/06) - Break

DEFCON 659 (Edn.06/09) - Security Measures

DEFCON 691 (Interim Edn.08/02) - Timber and Wood-Containing Products Supplied under the Contract

Definitions and Interpretations

Notwithstanding, and in addition to, the provisions contained in DEFCON 501, the following expressions shall, in the Contract, have the meaning hereby respectively assigned to them, except where the context requires otherwise.

“Acceptance” means the process of demonstrating that the Articles meet the acceptance criteria in the Systems Requirement Document.

“Acceptance Criteria” means the criteria specified in the Systems Requirement Document at Annex B to the Contract.

“Active Risk Management Tool” means the risk management software package provided by QinetiQ Commerce Decisions.

“Agent” means a third party appointed by the Authority to complete an activity or service on the Authority’s behalf.

“As Low As Reasonably Practicable” or “ALARP” means, in relation to a risk, that it has been demonstrated that the cost of any further risk reduction, where the cost includes the loss of defence capability as well as financial or other resource costs, is grossly disproportionate to the benefit obtained from that risk reduction.

“Assurance Sign Off Certificate” means a certificate issued by the Authority pursuant to Clause 0.

“Authority Contracting Team’s Senior Commercial Manager” means the senior commercial manager within the Protected Mobility Team as notified to the Contractor from time to time.

“Authority’s Contracting Team Leader” means Director Commercial Land Equipment Defence Equipment & Supply as notified to the Contractor from time to time.

“Authority’s Project Manager” means the project manager assigned to LPPV from within the Protected Mobility Team as notified to the Contractor from time to time.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Authority’s Representatives” means the Authority’s officers, directors, employees, advisers and agents and those parties set out in Annex N acting in accordance with their contractual obligations to the Authority.

“Authority’s Quality Assurance Requirements” means the quality assurance standards stated at Clause 0 of the Contract and Appendix F to Annex A to the Contract.

“Background IPR” means Intellectual Property Rights which were not generated in the performance of the work under the Contract.

“British Standard” means a national standard published by the British Standards Institute.

“Certificate of Conformity” means a document signed by the Contractor to certify that the Article being delivered to the Authority conforms fully to the requirements of the Contract or, where previously agreed with the Authority, lists any deviations from those requirements which shall be rectified by the Contractor.

“Change” means the deletion, amendment, alteration or addition to the extent of any rights or obligations under the Contract save where the terms of the Contract expressly state that such deletion, amendment, alternative or addition is not to constitute a Change.

“Change Notice” means a completed Change Notice Form providing details of a proposed change to the Contract in accordance with the process in Clause 0 of the Contract.

“Change Notice Form” means the form provided at Annex K to the Contract.

“Change Proposal” means the process in Clause 0 of this Contract.

“Concessions” means deviations from the Authority Quality Assurance Requirements agreed in accordance with Clause 0 of the Contract.

“Configuration Changes Management Group” shall have the meaning given to it in Clause 0.

“Configuration Management” means management of the configuration control process in accordance with Clause 0 of the Contract.

“Configuration Management Plan” means the Contractor’s plan for Configuration Management in the form set out in CDRL 38 to the Contract.

“Contract Amendment” means a mutually agreed change to the Contract made by duly authorised representatives of the Parties in accordance with DEFCON 503.

“Contractor’s Monthly Progress Report” has the meaning given to it in Annex II to the Contract.

“Data Item Description” means UK Data Item Descriptions provided as part of Defstan 00-600.

“Delivery Schedule” means the schedule at Annex I to the Contract defining the dates by which the Contractor is to deliver the Articles required under the Contract.

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“Design Acceptance” means formal agreement by the Authority that the design of the Articles has been demonstrated to have reached Design Freeze in accordance with the process set out in Clause 0 of the Contract.

“Design Chill” means that the design has reached a stage of development prior to Design Freeze.

“Design Freeze” means that the design of the Article has reached compliance with the requirements of the System Requirements Document at Annex B to the Contract.

“Design Rights” means the Intellectual Property Rights contained in a design.

“E2A” shall have the meaning given to it in the SRD.

“Final System Acceptance” is defined as the point at which the Authority is satisfied that all System Requirements have been met to Threshold Measure Of Performance, as defined in the SRD at Annex B.

“Force Majeure Event” means any acts of nature, war, hostilities or any fire at any of the Contractor’s premise or those of his sub-contractors.

“Foreground IPR” all IPR including patents for any inventions generated in the performance of work under the Contract and patents for any inventions conceived out of the technical requirements of the Contract if these have been first enabled in the performance of work under the Contract.

“Foreign Government” means the government of any nation other than the United Kingdom of Great Britain and Northern Ireland.

“Good Industry Practice” means in relation to any part of the performance of the Contract and related circumstances, the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced contractor engaged in the same type of undertaking under the same or similar circumstances.

“Government Furnished Assets” or “GFA” is defined in Clause 0 of this Contract.

“Government Profit Formula” means the rate of profit as detailed in Ministry of Defence Guidelines for Industry 20 (Issue 2) - Implementing The 2003 General Review of the Profit Formula For Non-Competitive Government Contracts from 1 July 2004.

“Import Duty Waiver” means a waiver from import duty imposed by Her Majesty’s Revenue and Customs on articles imported from outside the European Union.

“Incident Sentencing Committee” means a panel consisting of authorised representatives of both Parties to jointly review reliability and maintenance trial information in accordance with Clause 0 of the Contract.

“Independent Safety Advisor” means a third party auditor appointed by the Authority to independently assess the Safety Case against the SRD.

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“Intellectual Property Rights” or “IPR” means all patents utility models, rights (registered and unregistered) in any designs; applications for any of the foregoing; copyright; confidential information and trade secrets and all rights and forms of protection of a similar nature to these or having equivalent effect anywhere in the world.

“Jigs and Tools” means all tooling and manufacturing jigs purchased by the Contractor at the Authority’s expense in order to manufacture the Articles required by the Contract.

“Laws” means any applicable Act of Parliament, sub-ordinate legislation within the meaning of Section 21(1) of the Interpretation Act 1978, exercise of the Royal Prerogative, enforceable community right within the meaning of Section 2 of the European Communities Act 1972, bye-law, regulatory policy, guidance or industry code, judgement of a relevant court of law, or directives or requirements of any Regulatory Body with which the Contractor is bound to comply.

“Long Lead Items” means any components which the Authority has given the Contractor written approval to purchase in advance of the date of execution of the Contract.

“LPPV” means the Light Protected Patrol Vehicle Programme.

“LPPV Capability” means the capability to be provided by the Articles in accordance with the System Requirements Document.

“Manufacturing Licence Agreement” has the meaning defined in the US International Traffic In Arms Regulations (ITAR) 22 C.F.R. Chapter I, Subchapter M, Parts 120-130 §120.2.

“Millbrook” means the vehicle test facility at Millbrook, Bedfordshire, run at the date of execution of the Contract by Millbrook Proving Ground Limited.

“Narrative Conditions” means the clauses of the Contract but not including the annexes or DEFCONs.

“NATO Codification” means the process to distinguish unique Items of Supply from other items using the allocation of NATO Stock Numbers as defined in DEFCON 117.

“NATO Nation” means the government of a nation which is a member of the North Atlantic Treaty Organisation.

“Obsolescence Management Plan” means a plan to be managed and updated by the Contractor in accordance with the Statement of Work at Annex A and Clause 0 to address obsolescence.

“Option Items” means the additional Articles covered by Clause 0 of the Contract and detailed at Annex H to the Contract.

“Parties” means each of the Contractor and the Authority and “Party” means either of them as the context so admits.

“Personal Data” shall have the same meaning as in Section 1 of the Data Protection Act 1998.

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“Prime Contractor” means - for the LPPV, the Contractor shall be the prime contractor with responsibility for performance and delivery of the Contract and management of any Sub-Contractors at all levels in the supply chain.

“Programme Schedules” means the programme for trials of the Articles and delivery schedule at Annex I.

“Project Review Meeting” means a meeting to be held between representatives of the Parties to monitor progress as more particularly set out in Annex II to the Contract.

“Quality Assurance Representative” or “QA Representative” means the Authority’s authorised representative charged with monitoring that quality assurance is conducted in accordance with the requirements of Clause 0 of the Contract, as notified to the Contractor from time to time.

“Quality Assurance Working Group” means a forum to be convened in accordance with Clause 0 to review performance against the quality assurance requirements.

“R&M Programme Plan” means a plan detailing the demonstration and testing activities required under Clause 0.

“Regulatory Body” means any local, national or supra—national authority, agency, inspectorate, minister, ministry, official, administrative or other regulatory body or public or statutory person of the government of the United Kingdom or of the European Union.

“Required Delivery Date” means, in respect of an Article, the relevant date set out in Annex I as the “Required Delivery Date” for that Article (as such date may be amended or adjusted from time to time in accordance with the terms of the Contract).

“Safety Case” means all of the documented information and arguments that substantiate the safety of the Articles to be delivered under the Contract and demonstrate that the relevant standards have been met and that risks have been reduced to ALARP.

“S&TE” or “Support and Test Equipment” means the equipment required to support the Articles, under exception of generic equipment held by the User (e.g. toolboxes as defined in the SRD and the ILS SOW).

“Senior Commercial Manager” means the Protected Mobility Team Assistant Team Leader - Commercial, as notified to the Contractor from time to time.

“Spares” means individual parts, sub-assemblies or assemblies supplied for the maintenance or repair of Articles.

“Standard Operating Procedures” means the Authority’s instructions to military personnel on use of the Articles.

“Statement of Work” means the statement of work as set out in Annex A.

“Sub-contractor” or “sub-contractor” means a sub-contractor of the Contractor of any tier.

“Sub-contract” or “sub-contract” means a sub-contract of any tier.

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“Subject Matter Experts” or “SMEs” means individuals who by appointment are recognised by the Authority as possessing the necessary knowledge of a subject to confirm that a System Requirement or an area of the Statement of Work has been successfully verified.

“System Requirement” means any requirement that the Articles are to achieve as set out in the System Requirements Document.

“System Requirements Document” or “SRD” means the System Requirements Document set out in Annex B to the Contract.

“Technical Assistance Agreement” means Technical Assistance Agreement as such term is defined in the US International Traffic in Arms Regulations (ITAR) 22 C.F.R. Chapter I, Subchapter M, Parts 120-130 §120.22.

“Technical Documentation” means the publications required to support the Articles in service, as detailed in Item 4 and Annex C.

“UK Accreditation Service” means the United Kingdom Accreditation Service, the agency appointed by the UK Government to act as the national accreditation body under the Accreditation Regulations 2009.

“Unpriced Work” has the meaning given in Clause 0.

“User Trials” means the trials to be undertaken in accordance with the programme by the Authority’s Trial and Developments Units (CSSTDU, JADTDU and ITDU) to verify compliance of the Articles with the SRD.

“User Unit” has the meaning given to it in Clause 0.

“Work Package” means each of the separate work packages listed as a separate row in the Work Package Scheme.

“Work Package Payment” means in respect of a Work Package the relevant amount set out in the column headed ‘Work Package Payment’ of the Work Package Scheme.

“Work Package Scheme” means the schedule for payments under the Contract defined at Annex HH.

Documentation & Precedence

The Contractor shall check all documentation and immediately notify the Authority of any discrepancy, inconsistency or error.

Should there be any conflict in the Contract documentation, the order of precedence stated shall be as follows:

2.2.1.1          Narrative Conditions of the Contract;

2.2.1.2          DEFCONs of the Contract and any documents expressly called up by these;

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2.2.1.3          Annex B to the Contract (Systems Requirement Document);

2.2.1.4          Any other Annexes to Contract other than Annex A;

2.2.1.5          Annex A to the Contract (Statement of Work); and

2.2.1.6          Any other documents referenced in the Contract.

In the event of any conflict in any document, or any conflict between documents with the same order of precedence, the Parties shall agree the proper construction of the documentation.  Should the Parties be unable to agree a resolution to the conflict, the matter shall be resolved in accordance with Clause 0 (save in relation to a conflict of terms within the Statement of Work where the Authority shall be entitled to decide which of the conflicting provisions shall take priority), following which the Authority shall issue a correction to the documentation and such construction or correction (as the case may be) shall be binding on the Contractor and the Authority with no adjustment to the Contract Price.

Export Licences

It shall be the sole responsibility of the Contractor to obtain in a timely manner any export licences required to perform any of its obligations under the Contract.

The Contractor shall inform the Authority at the earliest opportunity of the route by which he intends to obtain export licence approval from the Foreign Government in order to satisfy delivery requirements under the Contract in particular, where the Contractor chooses to use a Technical Assistance Agreement or Manufacturing Licence Agreement, he shall promptly notify the Authority and shall not seek Foreign Government approval for the Agreement until first negotiating its contents with the Authority.

Sub-Contracting

The Contractor shall ensure that the provisions of DEF-STAN 05-61 shall be extended to the placing and control of all Sub-contracts arising from this Contract.  A copy of each Sub-contract shall be supplied to the Authority on request.

The Contractor shall be responsible for the management of any Sub-contractors or agents and shall accept full responsibility for their performance.  The Sub-contracting of any obligation under this Contract shall not relieve or excuse the Contractor from its obligations to the Authority in respect of the due performance of such obligations.  The Contractor shall be responsible to the Authority for the acts or omissions of any Sub-contractor in relation to such Sub-contractor’s performance of this Contract and any such acts or omissions of the relevant Sub-contractor shall be regarded as an act or omission of the Contractor.

The Authority shall not intervene in disputes between the Contractor and its Sub-contractors, nor shall it deal directly with any Sub-contractor.  All approaches to the Authority shall only be made by the Contractor.

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In the event that any Sub-contractor or Agent generates any Intellectual Property Rights, then the Contractor shall ensure that the Sub-contractor or Agent enters into an Agreement with the Authority in the form of a Design Rights and Patents Sub-contractors Agreement prior to commencement of any work (see Annex J).

Security Measures (With Security Aspects Letter)

For the purpose of DEFCON 659, the “Secret Matter” of the Contract shall be as defined in the Authority’s Security Aspects Letter reference PMT/0009 dated 25 November 2010 (the “Security Aspects Letter”).  Any changes in these classifications will be notified by the Authority with an amendment to the Security Aspects Letter.

Gainshare

The Authority and the Contractor shall during the period of the Contract identify all possible areas for savings which provide mutual benefit.  Such savings opportunities (referred to as “Gainshare”) are to be listed within the Contractor’s Monthly Progress Report.  The Authority and the Contractor agree to seek to achieve a year on year target of 5% reduction in the Articles prices as detailed in the Schedule of Requirements by way of efficiencies.

All Gainshare proposals shall be raised using the Change Proposal form set out at Annex K.

All Gainshare benefits shall be shared on a 50:50 basis between both parties, subject to the following:-

2.2.1.7          The non-recurring costs of any agreed Gainshare opportunity incurred during its investigation and implementation shall be offset against the agreed benefit;

2.2.1.8          The non-recurring costs incurred by the Contractor during the investigation of a proposed Gainshare opportunity which has been approved by the Authority following a Project Review Meeting, but where it is later decided by the Authority not to proceed with the Gainshare opportunity, shall be accepted as an extra cost to the Contract and shall be shared as set out in Clause 0 of this Contract.

A different benefit sharing basis shall be allowed for any Gainshare opportunity with the agreement of the Contractor and the Authority.  Where the Contractor believes a different basis is appropriate for any Gainshare opportunity he shall provide with his Gainshare proposal sufficient and reasonable information to justify a different basis.  The Authority agrees to review all such proposals.  Where the Authority and the Contractor agree, a different benefit sharing basis shall be allowed.  Where the Authority and Contractor do not agree a different sharing benefit basis the Authority shall provide reasonable justification to the Contractor for this decision.  Any change to the benefit sharing shall apply only to the Gainshare opportunity in question and any subsequent change from the 50:50 benefit sharing basis shall be agreed by this method for each Gainshare opportunity.

The non-recurring costs incurred by the Contractor during the investigation of a proposed Gainshare opportunity which has been approved by the Authority during a Project Review Meeting, but where it is later decided by mutual agreement not to proceed with the Gainshare opportunity, shall be shared between both parties on a 50:50 basis.

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The Contractor shall, if requested by the Authority, provide a fair and reasonable quotation for the non-recurring costs incurred for any Gainshare.

Non-recurring costs of any Gainshare shall not include any allowance for profit.

A successful Gainshare proposal will be an amendment to the Contract and thus can be introduced only by the agreement of both Parties.  Where a Gainsharing proposal is not successful, i.e. where the benefit(s) prove on study to be illusory, unrealisable or insufficient, or the terms of the proposal’s implementation cannot be agreed by both Parties, then the original contract will stand.  Thus the decision on whether to proceed with any Gainshare proposal will be taken by both Parties to the Contract.

The gain, benefit or advantage to be shared need not necessarily be financial, although financial benefits are likely to feature strongly.  Any financial benefits will be shared between the Authority and Contractor and, where applicable, through the Contractor’s supply chain.  The gain may not necessarily be one of lower costs; it could be increased or improved capability or earlier delivery.

Transfers and Assignments

In accordance with DEFCON 518, the Contractor shall not assign any part of the Contract to a third party without the Authority’s prior agreement.

Parent Company Guarantee

The Contractor has provided a Parent Company Guarantee in the form set out in Annex M.  The Parent Company Guarantee shall remain in place for the duration of the Contract.

Amendments to Contract

In addition to the terms of DEFCON 503, only the Commercial Manager (or his authorised representative) detailed at Box 1 of DEFFORM 111 shall be authorised to vary the terms and conditions of the Contract, including specifications, standards of drawings etc., which form part of the Contract and/or to exercise any option to acquire Option Items in accordance with clause 0, in each case on behalf of the Authority.

Nothing said, done or written by any person, nor anything omitted to be done, said or written by any person, including, but without limitation, any servant or agent of the Authority, shall in any way affect the rights of the Authority, modify, affect, reduce or extinguish the obligations and liabilities of the Contractor under the Contract, or be deemed to be a waiver of rights of the Authority, unless as may be expressly stated in writing and signed by the Commercial Manager or his authorised representatives as detailed at Box 1 of DEFFORM 111.

Dispute Resolution

Any dispute or difference or question arising out of or in relation to this Contract between the Contractor and the Authority shall be resolved in accordance with this Clause 0 and

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DEFCON 530 shall be deemed to be amended to the extent it is inconsistent with this Clause 0.

If any dispute, difference or question arises out of the performance of this Contract, then the Parties concerned shall attempt to resolve it between themselves in good faith and to the mutual satisfaction of both Parties in a timely and expeditious manner.

Any dispute, difference or question shall be referred firstly to the decision of the Authority Contracting Team’s Senior Commercial Manager and the Senior Commercial Manager (or equivalent) of the Contractor or such other persons as the Parties may respectively designate for this purpose from time to time by notice to the other.

If within 30 (thirty) days the Parties have failed to reach agreement then the dispute, difference or question shall be referred to the decision of the LPPV Steering Group.

If within 30 (thirty) days after referral of any dispute, difference or question under Sub-Clause 0 above, the Authority and the Contractor have failed to reach agreement, then subject as expressly provided in this Contract, the Parties may seek to resolve the dispute through the use of any Alternative Dispute Resolution (“ADR”) procedure on which they may agree.  If the Parties choose not to use an ADR procedure, or if the ADR procedure does not resolve the Dispute to the satisfaction of both Parties in either case within a further 30 (thirty) day period or such longer period as the parties agree, the Dispute shall be referred to Arbitration in accordance with DEFCON 530.

For the purposes of DEFCON 530, any arbitration shall take place under the rules of the London Court of International Arbitration (the LCIA Rules) in London in English.

For the avoidance of doubt it is agreed between the Parties that the arbitration process and anything said, done or produced in or in relation to the arbitration process (including any awards) shall be confidential as between the Parties, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise.  No report relating to anything said, done or produced in or in relation to the arbitration process may be made beyond the tribunal, the Parties, their legal representatives and any person necessary to the conduct of the proceedings, without the concurrence of all Parties to the arbitration.

Neither Party shall be entitled to suspend performance of the Contract merely by reason of the reference of any dispute to the procedures set out in this Clause or to arbitration.

Duration

The Contract shall commence on the date of execution.  The date for delivery of each Article and other requirements in the Schedule of Requirements is detailed in Annex I (Delivery Schedule) of the Contract.

Authority’s Representatives

The Authority may engage organisations to assist it with the Contract.  In such circumstances these parties shall be deemed to be approved representatives of the Authority with whom the Contractor shall co-operate fully and provide all reasonable assistance to them in performing the roles and responsibilities assigned to them by the Authority.

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The organisations that the Authority has currently engaged to assist with the Contract are listed at Annex N to the Contract.

Any contract placed by the Authority for the services mentioned in Clause 0 above shall include provisions for the protection of the confidentiality of any information released under the said contract substantially incorporating the requirements of Clause 0 of the Contract.

Warranty Interpretation

Notwithstanding the provisions of DEFCON 501, for the purposes of Clauses 0 and 0 below the following terms shall mean:

Warranty Claim Form	Form F/INS/777 (Annex O to the Contract).

Equipment Failure Report (EFR)	Form AF G8267A/B (Annex P to the Contract).

User Units	The Authority’s employees, agents (including but not limited to regiments, other military sections, units or divisions) that will keep or use the Articles for any purpose.

Part(s)

The smallest possible component which can be replaced using tools provided at unit level: for the purposes of the Contract, major sub-assemblies/sub-assemblies shall be considered to constitute a Part.

MOD Reliability & Acceptance Trials	A trial of production vehicles in accordance with the Statement of Work at Annex A to the Contract.

Technical Manuals	The AESP Technical Publications under Item 4 of the Schedule of Requirements (SOR).

Warranty Claim	A claim by the Authority against the Contractor for a failure of any Part under Clauses 0 and 0.

Parts & Labour Warranty

The Contractor shall provide the Authority with a Parts and Labour Warranty for each Article in accordance with Annex Q to the Contract.

Should the Authority undertake warranty repairs in accordance with paragraph 5 of Annex Q to the Contract, the Contractor shall reimburse the labour costs incurred by the Authority at the inclusive labour rate stated in Annex W.

Reliability Warranty

The Contractor shall provide the Authority with a Reliability Warranty for each Article in accordance with Annex R to the Contract.

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Should the Authority undertake warranty repairs in accordance with paragraph 5 of Annex R to the Contract, the Contractor shall reimburse the labour costs incurred by the Authority at the inclusive labour rate stated in Annex W.

Payment against Item 10 of the Schedule of Requirements shall be payable in the event of successful completion of the Reliability Demonstration Trial detailed at Annex B or otherwise thirty (30) days following the completion of such Reliability Demonstration Trial provided that the Authority has not exercised its rights to terminate the Contract at such date.

Sustainable Procurement - Best Practice

The Contractor is encouraged to bring to the attention of the Authority any measures which might promote sustainable procurement from an environmental point of view.

Sustainable Procurement - Legislative Requirements

The Contractor shall take all reasonable steps to procure the observance of environmental legislation related to the subject matter or the execution of the Contract by any servants, employees or agents of the Contractor and any Sub-contractors engaged in the performance of the Contract.

If the Contractor becomes aware of any prosecution or proceedings, for criminal breaches of environmental legislation related to the subject matter or the execution of the Contract, against the Contractor, any servants, employees or agents of the Contractor and any Sub-contractors engaged in performance of the Contract, the Contractor shall immediately notify the Authority at the address specified in the Contract.

Any convictions during the period of the Contract for criminal breaches of environmental legislation related to the subject matter or the execution of the Contract by the Contractor or any of the Contractor’s directors/partners or senior management who have powers of representation, decision or control, shall be regarded as a material breach of this Contract.

Transparency

Notwithstanding any other term of this Contract, including DEFCON 531 where applicable, the Contractor gives its consent to the Authority to publish the content of this Contract in its entirety, including from time to time agreed changes to the Contract, to the general public.  The Contractor shall assist and cooperate with the Authority to enable the Authority to publish this Contract.  References to “this Contract” in this Clause 0 shall only apply to these Contract Terms and Conditions and the attached Annexes and shall not apply to deliverables provided by the Contractor.

Before publishing the content of this Contract to the general public in accordance with Clause 0 above, the Authority may redact any information that would be exempt from disclosure if it was the subject of a request for information under the Freedom of Information Act 2000 (“the Act”) or the Environmental Information Regulations 2004 (“the Regulations”).

The Authority may consult with the Contractor before redacting any information from the content of this Contract in accordance with Sub-Clause 0 above and shall consult with the Contractor prior to any proposed disclosure of information covered by Annex BB.  The

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Contractor acknowledges and accepts that its representations on redactions and disclosure during consultation may not be determinative and that the decision whether to redact or disclose information is a matter in which the Authority shall exercise its own discretion, subject always to the provisions of the Act or the Regulations.

ITAR

The Contractor shall take all reasonable steps to ensure that it is not required to obtain any further US government approvals in order to deliver the articles provided under Items 1-8 of the Schedule of Requirements and any option items detailed at Clause 0.  Where, as a result of a change in requirement, change of sub-contractor etc, the Contractor believes that it may be necessary to obtain further US government approvals, the Contractor shall propose, for the Authority’s consideration, alternative solutions which will avoid the need for such approvals.

SPECIFICATIONS, PLANS, ETC

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 68 (Edn.10/08) - Supply of Data for Hazardous Articles, Materials and Substances

DEFCON 82 (Edn.10/04) - Special Procedure For Initial Spares

DEFCON 117 (Edn.05/06) - Supply of Documentation for NATO Codification

DEFCON 129 (Edn.07/08) - Packaging (For Articles other than Ammunition and Explosives)

DEFCON 502 (Edn.06/08) - Specifications

DEFCON 595 (Edn.10/04) - General Purpose Automatic Test Equipment Data Requirements

DEFCON 601 (Edn.10/04) - Redundant Materiel

DEFCON 602A (Edn.12/06) - Deliverable Quality Plan

DEFCON 606 (Edn.10/97) - Change and Configuration Control Procedure

DEFCON 607 (Edn.05/08) - Radio Transmissions

DEFCON 608 (Edn.10/98) - Access and Facilities to be Provided by the Contractor

DEFCON 624 (Edn.04/10) - Use of Asbestos in Arms, Munitions or War Materials

DEFCON 637 (Edn.08/99) - Defect Investigation and Liability

DEFCON 644 (Edn.10/98) - Marking of Articles

DEFCON 645 (Edn.07/99) - Export Potential

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Performance of Work

The Contractor shall execute and complete all items on the Schedule of Requirements in accordance with this Contract.  For the entire duration of the Contract, all work under this Contract shall be carried out in accordance with the Statement of Work at Annex A to the Contract, subject to the qualification in the agreed Compliance Statement against LPPV SOW (CDRL54).

The Authority’s requirements under this Contract include any work which is necessary to satisfy the Systems Requirement Document (Annex B to the Contract), subject to the qualification set out in the LPPV SRD Compliance Matrix (CDRL51) and all works which (although not mentioned in this Contract) are necessary for the completion of the Contract.

The Contractor shall, whenever required by the Authority’s Project Manager, submit details of the arrangements and methods which the Contractor proposes to adopt for the execution of the work including whether the same differs from the Statement of Work at Annex A and/or the C-TEMP (see Annex S to Contract).  The Contractor shall not make any alteration to the Statement of Work (Annex A to the Contract) unless:

2.2.1.9          the same is as a result of a Change pursuant to Annex K Contract Change Procedure; and/or

2.2.1.10        the same is otherwise agreed in writing with the Authority’s Project Manager and confirmed by a Contract Amendment in accordance with DEFCON 503 altering the Statement of Work at Annex A.

Except as expressly provided in and without prejudice to the Authority’s obligations under Clause 0 (Loans), the Contractor shall be responsible for obtaining all information and data necessary for the carrying out of its obligations under the Contract.

Unless otherwise expressly specified in the Statement of Work (Annex A to the Contract), the Contractor shall not, unless agreed in writing by the Authority, specify or use any materials or equipment which:

2.2.1.11        do not conform with British Standards and Codes of Practice where such exist or such other equivalent national or international standards or requirements applicable at the relevant time to projects for armoured military vehicles; and/or

2.2.1.12        are generally known to the military engineering industry to be deleterious to health and safety, the performance, physical integrity or the durability of armoured military vehicles or damaging to the environment in the particular circumstances in which they are specified or used.

Scope of Work

With the exception of a Contract Amendment, even though the Authority may from time to time formally or informally verify or express satisfaction with any design, drawing or data or if the Authority at any stage gives any advice or makes any suggestion relating to any design, drawing or data, or the work under the Contract, the Authority shall not thereby incur any liability in respect of such design, drawing or data and the Contractor shall remain solely responsible for fully meeting the requirements of the Contract.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Risk & Opportunity

The Contractor acknowledges that any risk assessment which has been, or may be, undertaken in connection with this Contract has been, or will be, a project management function only.  Such risk assessment does not affect the legal relationship between the Parties.  The issuing of any risk assessment questionnaire and the process of risk assessment generally, including without limitation the identification of (or failure to identify):

2.2.1.13        particular risks and their impact; or

2.2.1.14        risk reduction measures, contingency plans and remedial actions;

shall not in any way limit or exclude the Contractor’s obligations under this Contract and shall be entirely without prejudice to the Authority’s rights, privileges and powers under this Contract.  The risks identified as a result of any risk assessment questionnaire and risk assessment process generally remain the risks of the Contractor and are not assumed by the Authority except to the extent that the Authority expressly and unequivocally accepts those risks under the Contract.  Any risk assessment questionnaire released was, or will be, issued by the Authority solely on this basis.

Risk Management Process

The Contractor shall produce an up to date joint Authority/Contractor Risk and Opportunity Register, in accordance with the Statement of Work at Annex A to the Contract.  The Risk and Opportunity Register shall be maintained by the Contractor for the duration of the Contract and shall include all risks in the supply chain including those of their Sub-contractors.

The Contractor shall maintain the joint Risk and Opportunity Register using the Active Risk Management Tool and shall make the Risk and Opportunity Register available to the Authority electronically.

Quality Assurance

All work under the Contract shall be carried out in accordance with the provisions below.

The Contractor is responsible for ensuring:

2.2.1.15        The quality of the Articles and material supplied conforms to contract requirements;

2.2.1.16        The quality planning and management activities conform to contract requirements; and

2.2.1.17        Sub-contractor controls conform to contract requirements.

Subject to Clause 0 below, the Contractor shall hold Quality Management System certification ISO 9001 (or equivalent) which accords with the scope of the contract requirements and is issued by a third party certification body accredited by the UK Accreditation Service.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Where the Contractor is not ISO 9001 accredited, he shall ensure that the appropriate certificate is received within six months of the date of Contract and shall supply a copy of the certificate to the Authority.  Achievement of such certification shall be a condition precedent to payment of the ‘Start of Production’ milestone as set out in Annex HH.

Subject to Clause 0 above, the Contractor shall maintain ISO 9001 certification with the appropriate scope for the duration of the Contract.

The quality standards and requirements which shall apply to the Contract are listed at Appendix F to Annex A to the Contract and the Contractor’s Quality Management System shall deliver compliance with these standards and requirements.

In accordance with STANAG 4107 and AQAP 2070 procedures, overseas quality assurance surveillance (as set out therein) may be delegated to another NATO Nation.  Where the final supplier is not a NATO Nation or organisation, surveillance may be carried out under the terms of a current Memorandum of Understanding.

For the purpose of the Contract, the QA Representative shall be the Authority’s Project Manager or his authorised representative, as may from time to time be notified by the Authority.

A quality liaison meeting shall be held within four weeks of execution of the Contract to conduct a contract review and establish the terms of reference for a Quality Assurance Working Group.

In all cases where the Sub-contractor is not based in the UK, the Contractor shall cause to be included in any relevant Sub-contract the following clause:

“This Contract PMT/0009 may be subjected to Quality Assurance Surveillance at your facility on behalf of the UK Government.  You shall provide any assistance needed by the Quality Assurance Representative in the execution of his responsibilities in respect of this Contract.”

Every deliverable to the Authority shall be accompanied by a Certificate of Conformity, the approval of which by the Contractor’s authorised representative confirms conformance to contract requirements or lists significant (agreed) deviations.  Where equipment is initially delivered to an interim build standard, the Contractor shall maintain a log of build standard changes up to an including the final acceptance build standard.  Thereafter, equipment previously delivered to an interim build standard shall be upgraded at a time to be agreed but not later than 6 months from confirmation of the final build standard.

In Clause 0, reference to any related document means the edition and all amendments current at the date of execution of the Contract unless a specific issue is specified.

The standards to which work shall be completed may not necessarily be referred to in this Clause.  They will, however, be referred to in the appropriate Clause elsewhere in the Contract.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Concessions

For the purposes of the Contract, Concessions shall be managed in accordance with Defence Standard 05-61 Part 1 (Issue 4) entitled “Quality Assurance Procedural Requirements — Concessions”.

Standards of Performance

Without prejudice to Clause 0, the Contractor shall perform its obligations under this Contract in accordance with:

2.2.1.18        Narrative Conditions of the Contract;

2.2.1.19        DEFCONs of the Contract and any documents expressly called up by these;

2.2.1.20        Annex B to the Contract (Systems Requirements Document);

2.2.1.21        Any other Annexes to Contract other than Annex A;

2.2.1.22        Annex A to the Contract (Statement of Work);

2.2.1.23        Any other documents referenced in the Contract;

2.2.1.24        All applicable Laws;

2.2.1.25        Good Industry Practice;

2.2.1.26        The requirements of the Authority’s Quality Assurance Requirements stipulated in Clause 0 (Quality Assurance); and

2.2.1.27        The requirements of the Clause 0.

The Contractor shall give all notices, pay all taxes, duties and fees, and obtain and maintain all permits, licences and approvals, as required by the Laws in relation to the design, execution and completion of the work required by the Contract.  The Contractor shall comply with all such permits, licences and approvals including the discharging of all conditions of the same.

Contractor Test, Trial or Demonstration

For any test, trial or demonstration which the Contractor intends to undertake as part of his C-TEMP (Annex S to the Contract), the Contractor shall provide the Authority not less than twenty (20) business days notice setting out the date, time and place when each test, trial or demonstration shall be carried out.  The Authority shall be entitled to invite third parties to attend to witness any such test, trial or demonstration in addition to representatives from the Authority at reasonable times and on giving reasonable prior notice to the Contractor and shall use reasonable endeavours to procure that such third parties comply with the Contractor’s reasonable safety procedures and instructions.

The Contractor shall be entitled to proceed with each test, trial, or demonstration notwithstanding that the Authority or its representatives may not be in attendance provided that the Contractor has provided the relevant notice in accordance with Clause 0.

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On completion of each test, trial or demonstration, the Contractor shall record the results by completing a report which shall include a record of whether or not the relevant Acceptance Criteria, which is applied to the test, trial, or demonstration, was met.

The Contractor shall in carrying out the test, trial or demonstration comply with the Statement of Work at Annex A to the Contract, and the C-TEMP at Annex S to the Contract.

The Contractor shall send a copy of the completed report and a draft Assurance Sign Off Certificate to the Authority within ten (10) business days of the completion of the test, trial or demonstration to which it relates.  If the Authority has not witnessed a test, trial or demonstration then the Contractor shall provide to the Authority reasonable evidence to demonstrate that the Acceptance Criteria was achieved for such test, trial, or demonstration and such evidence shall be provided by the Contractor to the Authority contemporaneously with the copy of the relevant completed test, trial or demonstration report.

If any test, trial or demonstration item does not meet the relevant Acceptance Criteria, the Contractor shall (at its own expense) complete such corrective action and other modifications as is necessary to overcome the deficiencies identified in the report and repeat the test, trial or demonstration as soon as reasonably practicable.  The provisions of Clause 0 to 0 (inclusive) shall apply to such repeat test, trials or demonstrations except that the Contractor shall only be required to provide the Authority five (5) business days notice of the date, time and place of any such repeat test, trial or demonstration.

The Authority may, within twenty (20) business days of receipt of a report, the evidence described in Clause 0 (if applicable) and a draft Assurance Sign Off Certificate, dispute the accuracy of the test, trial or demonstration report and/or the evidence described in Clause 0 (as the case may be).  If the Authority does not dispute the accuracy of a report and/or the evidence described in Clause 0 (if applicable) during the relevant period, the Authority shall countersign and issue to the Contractor the Assurance Sign-Off Certificate relevant for such demonstration item.  If the Authority fails to notify the Contractor whether or not it agrees or disputes the accuracy of the report and/or the evidence described in Clause 0 (as the case may be) within the relevant period then the Contractor shall notify the Authority that it has failed to respond.  If the Parties are unable to agree the report and/or whether the evidence described in Clause 0 (as the case may be) demonstrates that the Acceptance Criteria has been achieved in relation to such Demonstration Item, any matter in dispute may be referred to Clause 0 Dispute Resolution.

The Authority’s signature of an Assurance Sign-Off Certificate shall not constitute acceptance off Contract, and it shall not prejudice the Contractor’s responsibility to meet the requirements of the Contract including that for achievement of the Systems Requirement Document at Annex B to the Contract.

User Trials

The Contractor shall support and meet his obligations for the LPPV User Trials stated at Annex T to the Contract.  All User Trials Articles used in the LPPV User Trials shall remain the property of the Contractor and shall be loaned to the Authority, for a period of up to twelve (12) months and governed by the terms set out in Annex U of the Contract.  The Contractor shall provide all required documentation and support for the User Trials Articles throughout the LPPV User Trials.

The LPPV User Trials shall be conducted at UK location(s) to be notified by the Authority.

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All the User Trials Articles shall be made available within the agreed Contract Price of this Contract and the Authority shall not be charged any additional cost for loan of equipment or support to the LPPV User Trials.

The Authority shall confirm that the LPPV User Trials shall proceed four (4) weeks prior to the trials start date.  The Contractor shall, two (2) weeks prior to that date, provide training and instruction (including any required technical publications) for up to ten (10) service and other personnel identified by the Authority as conducting the LPPV User Trials.  The training and instruction shall be sufficient to allow safe operation in accordance with the requirements of the Safety and Environmental Case as set out in Clause 0.

The LPPV User Trials shall be used to:

2.2.1.28        assist the Acceptance process in identifying any issues relating to the Article and highlight any areas of the Articles, which may not meet the requirements of the Contract.  The LPPV User Trial shall not seek independently to verify compliance with every requirement of the Contract, although the Authority reserves the right to do so, in whole or in part;

2.2.1.29        evaluate the Technical Documentation presented and provide comment;

2.2.1.30        identify additional Authority training requirements;

2.2.1.31        assist the Authority in developing its Standard Operating Procedures.

If, during the LPPV User Trials, the Article or any changes made to the Article are found not to meet the requirements of the Contract in any respect, then the Contractor shall, at his own cost, be responsible for rectifying all shortfalls and re-trials until the Contract requirements are met.

Design Authority

The Contractor shall be the LPPV Design Authority (the “LPPV DA”) for all of the Articles delivered under the Contract.  As the LPPV DA, the Contractor shall perform the obligations set out in this Clause 0.

The Contractor shall prepare and maintain all design specifications and manufacturing records in accordance with the terms and conditions of the Contract and provide the appropriate sub-system and interface data in the form of a Technical Data Pack which is described in the Contract Data Requirements at Annex C of the Contract.

The Contractor agrees to provide information to the Authority in order that the safety of the Article can be ascertained.

The Contractor agrees to support all the Articles delivered under this Contract throughout their life, under terms and conditions and prices to be agreed with the Authority.

Sub-contracting of its obligations under this Clause 0 does not relieve the Contractor of his responsibilities.  The Contractor shall make such arrangements with its Sub-contractors, and they with theirs, to ensure that the sub-contracted elements meet the requirements of the Contract.

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The Contractor shall make available to the Authority drawings, design data, calculations and reports of tests or demonstrations so that questions which may affect the safety and environmental impact or performance of the completed equipment may be discussed at an early stage.  If requested by the Authority, the Contractor shall make arrangements for such tests or demonstrations to be witnessed by the Authority or its Authorised Representatives at reasonable times and on giving reasonable prior notice to the Contractor and the Authority shall comply with and procure that its Authorised Representatives comply with any reasonable safety procedures or instructions of the Contractor.

The Authority shall have the right, at its sole discretion, to:

2.2.1.32        transfer the obligations in paragraph (0) above to another party if the Contractor is in material breach of such obligations and fails to remedy such breach within ten (10) working days of receipt of notice from the Authority; or

2.2.1.33        perform such obligations itself.

The Contractor shall maintain the ability to transfer the obligations in a timely fashion and shall provide all required assistance to facilitate the transfer.  Such transfer shall be on fair and reasonable commercial terms.

Where there is transfer of the obligations in paragraph (0), a change proposal pursuant to Clause 0 will be produced to reflect the reduced scope and any change in the risk profile.

The Parties shall comply with paragraph 7 of JSP 886, Volume 5, Part 2A: land modifications, version 1.3 dated 25 Jan 10.

Systems Acceptance/Demonstration

System Acceptance shall be the process of progressing the Articles through the following stages of acceptance:

2.2.1.34        Design Acceptance following Design Chill and Design Freeze, and

2.2.1.35        Final System Acceptance

The Contractor and the Authority shall formally agree and record the transition between each stage before proceeding to the next stage in accordance with the C-TEMP at Annex S of the Contract.

This Clause and the C-TEMP at Annex S to the Contract state the agreed procedure to be undertaken and the roles, responsibilities and obligations of the Contractor and the Authority for the Articles  to achieve System Acceptance.  The Acceptance Criteria are stated within the Systems Requirement Document at Annex B to the Contract.

The Contractor shall demonstrate to the Authority’s satisfaction that the Article fully meets all of the requirements of the Systems Requirement Document at Annex B to the Contract at the performance levels offered in the Contractor’s compliance matrix.  Demonstration shall be conducted in accordance with the Contractor’s Test Evaluation Management  Plan (C-TEMP) at Annex S to the Contract.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The Contractor shall formally report evidence resulting from the C-TEMP to the Authority at each Project Review Meeting, or at any other such time as may reasonably be requested by the Authority.

At the conclusion of all trials, tests and demonstrations leading to Design Acceptance, the Contractor shall submit to the Authority a Final Trials report and all evidence resulting from the activities carried out under the C-TEMP at Annex S to the Contract.  The Contractor shall certify that the Articles fully meet the requirements of the Contract including the Systems Requirement Document at Annex B to the Contract.

Demonstration of full compliance to the satisfaction of the Authority shall result in Design Acceptance by the Authority and agreement of the production build standard for each Article.  Notification of satisfactory demonstration shall be given in writing to the Contractor within one (1) month of the date of the certified evidence and final trials report being submitted to the Authority.

The granting of Design Acceptance and subsequently Final System Acceptance by the Authority shall in no way affect other rights the Authority has under the Contract.  The Contractor shall remain fully responsible for meeting all his obligations under the Contract, including his role in achieving System Acceptance.  If, subsequent to System Acceptance, the Articles are found not to meet the requirements of the Contract in any respect then the Contractor shall, at his own cost, be responsible for rectifying all shortfalls and re-trials until the requirement is met to the reasonable satisfaction of the Authority’s Project Manager.

The progressive acceptance process, as agreed in the C-TEMP at Annex S to the Contract, shall be a process of continual assessment for the Authority and the Contractor to jointly review the evidence as it becomes available throughout demonstration, manufacture and support.  The body of evidence progressively created and reviewed shall be used as part of the Contractor’s demonstration that the Articles are being developed, manufactured and introduced into service in accordance with the Contract.  Progressive acceptance shall not mean Design Acceptance or Final Systems Acceptance of the Article or any part of the Article.

All evidence presented shall be measured against the Contract, including the Systems Requirement Document at Annex B to the Contract (including the Contractor’s compliance matrix), and compliance with Def Stans and STANAGs where appropriate and applicable.

Nothing said, done or implied by the Authority during the progressive acceptance process shall affect the legal relationship between the parties and shall in no way limit or exclude the Contractor’s obligations under the Contract.

Configuration Control

The Contractor shall conduct Configuration Management in accordance with DEF STAN 05-57 Issue 5 dated 17 June 2005 and his Configuration Management Plan at CDRL 38 of the SOW at Annex A.  The Contractor shall ensure that the Authority’s Project Manager (or his authorised representative) has full and free access to the Contractor’s records of the configuration items and the configuration process.

A Configuration Changes Management Group (CCMG) shall be established by the Contractor to control and manage any changes to the configuration baseline of the Articles, its ancillaries, its associated logistic support and the Project Plans set out in the Statement

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of Work at Annex A to the Contract.  The CCMG shall remain in existence for the period during which the configuration baseline is under Contractor’s control.  The CCMG shall be chaired by the Contractor.  The Contractor shall give the Authority at least two (2) weeks prior notice of each meeting of the CCMG and the Authority shall have the right to attend such meetings as it deems appropriate.

Contract Change Procedure

This clause describes the procedure to be used for implementing changes to the Contract.

Changes may include, but shall not be limited to, the following:

2.2.1.36        Changes to deliverables;

2.2.1.37        Flexing of funding to facilitate the curtailment or expansion of activities being undertaken;

2.2.1.38        Introduction of new work as a result of the identification of new technologies or the work of other programmes;

2.2.1.39        Changes to the acceptance schedule and corresponding effects on milestones; and/or

2.2.1.40        Removal of work that is unnecessary to achieve Contract outcomes or for which better value for money can be achieved through a decision to allocate the cost of that work to other Contract outcomes.

Changes to Contract requirements may be proposed by the Authority or by the Contractor.  In either case the Contractor shall be responsible for preparing a Change Proposal using the Change Notice Form at Annex K to the Contract.

When the Authority notifies the Contractor of a proposed change in requirements, or when the Contractor identifies the potential for such a change, the Contractor shall prepare a Change Notice for the Authority’s consideration within 20 Business Days or such other timescale as may otherwise be agreed by the Authority.  The Change Notice shall contain sufficient information to enable a decision on the proposed change to be made within the timescale proposed within the Change Notice.

For proposed Changes to the Contract, the Change Notice shall include all costs and other factors affected by the proposed Change.  These shall include, but not be limited to any change to:

2.2.1.41        The overall Contract Price;

2.2.1.42        Programme Schedules;

2.2.1.43        Statements of Work;

2.2.1.44        Deliverables (including Articles, DIDs, Acceptance Criteria, timing);

2.2.1.45        Any other input that may result.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Each Change Notice shall be identified by a unique serial number, and once completed shall be submitted to the Authority for its consideration.

The price shall not only include those cost changes directly relating to the Change Notice itself but also any consequential cost changes that may arise elsewhere under the Contract.  The Authority shall not be liable for any consequential costs that were not identified prior to approval of the Change Notice concerned.

Where a change has originated from the Authority, the Contractor shall include in the Change Notice their reasonable costs incurred for preparation of the change.  No preparation costs shall be allowable for Contractor originated Change Notices.

Any changes initiated by the Contractor which are necessary to ensure compliance with the requirements of the Contract shall be the liability of the Contractor.

In accordance with DEFCON 127 or DEFCON 643, the price submitted in the Change Notice shall be supported by details of the rationale used to determine the proposed costs, including a detailed breakdown (embracing all levels of the supply chain).  If required, the Contractor shall also provide the Authority with full visibility of the costs of any part of the original work to which the proposed change relates.

All labour rates used shall be those set out in Annex W.

The Authority reserves the right to only part fund any changes to the Contract.  The Authority shall consider each Change Notice on a case by case basis with the Contractor prior to the approval or rejection of any such Change Notice.

Work in connection with any proposed change shall not commence until the Authority’s Commercial Manager (see Box 1 of DEFFORM 111) or his authorised representative has approved the Change Notice and the Contract has been amended in accordance with the requirements of DEFCON 503 and Clause 0.  Any work undertaken or costs incurred in advance of the acceptance of any Change Notice will be entirely at the Contractor’s own risk.  Once a proposed change has been agreed and a Contract Amendment to incorporate it has been accepted by the Contractor, then the Contractor shall implement the change in accordance with the duly amended terms and conditions of the Contract.  All change notices shall be recorded on Annex L, whether accepted or rejected.

The Authority reserves the right to reject or not take forward any proposed change contained in a Change Notice.  In the case of rejection or non-adoption the Authority shall give the Contractor reasons for that rejection.

The Authority shall notify the Contractor of its decision on whether to take forward any proposed change within 20 Business Days of the Contractor submitting full details of the change as required by this Clause 0.

Reliability & Maintainability (R&M)

The Contractor shall demonstrate the R&M requirements stated in the R&M Programme Plan and R&M case referenced in the Statement of Work (at Annex A to the Contract) and the Systems Requirement Document at Annex B.

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The Authority shall have access to the data and results produced as a result of all demonstrations/tests under Clause 0.  The Contractor and the Authority shall jointly sentence incidents that occur during the demonstration/tests.  The Incident Sentence Committee, responsible for ratifying sentencing, shall be chaired by the Authority.  In the event of any dispute, such dispute shall be resolved in accordance with Clause 0.

If at the end of any of the demonstration/tests the required level of R&M has not been met, then the Contractor shall, at no additional cost to the Authority, undertake any analysis, remedial design work, modifications and rectification work to bring R&M up to the levels stated in the Contract and shall demonstrate that this has been achieved to the satisfaction of the Authority.  Where the Authority deems appropriate this shall be by a repeat of the demonstration/trial.

The Authority’s approval for the Contractor to commence delivery of LPPV Capability shall not be provided until after successful completion of all the demonstration/trials required in the R&M Programme Plan.  The Authority shall provide confirmation in writing of the achievement or otherwise of the R&M requirements when the results of the demonstrations/trials have been reported.

Notwithstanding the Contractor’s requirements to demonstrate that the contracted Reliability and Maintainability (R&M) requirements have been achieved, the Authority reserves the right to conduct an In Service Reliability and Maintainability Demonstration (ISR&MD), within the first two years of the first delivery of Items 1, 2 and 3 of the Schedule of Requirements, to confirm that the requirements for R&M defined in the Contract have been met.

Where an ISR&MD is required it shall be conducted in accordance with terms to be agreed between the Parties to the Contract, each acting reasonably.

Where an ISR&MD is conducted, if at the end of the ISR&MD the LPPV system fails to meet the levels of R&M, the Contractor, within the Contract Price, shall undertake any necessary analysis, remedial design work, modifications, rectification work and retesting to bring R&M up to the levels stated in the Contract and shall demonstrate that this has been achieved to the satisfaction of the Authority.  He shall also be responsible for incorporating the remedial work into, but not limited to, the Supply of LPPV Capability (Items 1, 2 and 3 of the Schedule of Requirements), the Safety Case, Spares, Technical Documentation, S&TE and training equipment already delivered and those still to be delivered, at no additional cost to the Authority.

The Authority reserves the right to cease to accept deliveries should LPPV fail to meet the R&M requirements of the Contract.  Any such suspension of the acceptance shall be made in writing by the Authority contracting team’s Senior Commercial Manager, and shall remain in force until all necessary corrective action has been taken by the Contractor to overcome the shortfall in performance required under the Contract.

Acquisition Environment and Safety Management System

The Acquisition Safety and Environment Management System (ASEMS) is the Authority’s mandated Business Process for managing all aspects of project Environmental and Safety requirements.  At the core of the ASEMS are two ‘Systems Manuals’: the Project Orientated Safety Management System (POSMS) and the Project Orientated Environmental Management System (POEMS).  Each manual contains a number of procedures designed

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to manage safety risks and environmental impacts and to apply appropriate mitigation measures.

To the extent provided by the Authority from time to time, the Contractor shall ensure compliance with the PMT Safety and Environmental Management System (PMT SEMS), POSMS and POEMS in discharging his responsibilities under the Contract.

Non-Waiver

Notwithstanding any other provision in this Contract, the Contractor’s obligations under this Contract shall not be prejudiced, waived or released by the Authority or the Authority’s Project Manager formally or informally verifying or expressing reasonable satisfaction with any design, drawing or data or if the Authority or the Authority’s Project Manager at any stage provides any advice or makes or fails to make any suggestion in relation to any design, drawing or data.

Without prejudice to Clause 0, the obligation and liabilities of the Contractor under this Contract shall not be released, diminished or in any other way affected by:

2.2.1.46        Any enquiry or inspection into any relevant matter which may be made or carried out by or on behalf of the Authority;

2.2.1.47        the Authority or its representatives reviewing and/or commenting on a reviewable document and/or witnessing the testing under Clause 0 or the failure to review and/or comment on such document and/or the failure to witness any such test, trial or demonstration;

2.2.1.48        the carrying out of the LPPV User Trials (including commenting on any non-compliances with the Contract during or after the LPPV User Trials have been carried out, or the omission of the Authority and/or the Authority’s Project Manager to comment on any non-compliances with the Contract during or after the LPPV User Trials have been carried out) or the failure to carry out the LPPV User Trials;

2.2.1.49        any certificate or statement for payment or any interim or final payment or other payment or advance against the Contract Price or issue of any certificate, statement or notice under this Contract.

2.2.1.50        any admission, approval, consent, comment, sanction, acknowledgement, confirmation, notification, rejection, acceptance or advice made or given by or on behalf of the Authority, the Authority’s Project Manager or any third party or, in any case the absence thereof; and/or

2.2.1.51        the appointment of, or failure to appoint, any person to inspect or otherwise report in respect of the work required under the Contract or the design thereof, or by any act or omission of any such person, whether or not such act or omission might give rise to any independent liability of such person to the Authority, the Authority’s Project Manager or any third party.

Safety & Environmental Case

The Contractor shall:

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2.2.1.52        ensure that in performing the Contract, the Contractor complies with all statutory duties and obligations relating to safety and the environment and shall be responsible for ensuring that no Contract requirement causes him to be in breach of any statutory duty or obligation relating to safety and the environment in force at the date of execution of the Contract, subject to any approved exemptions set out in the Statement of Work (see Annex A);

2.2.1.53        immediately draw to the Authority’s attention if it appears that any Contract specification or Clause may render the Contractor in breach of any statutory duty or obligation relating to safety and the environment; and

2.2.1.54        ensure that all safety targets detailed in the Contract have been met and all risks have been reduced to a level that is As Low As Reasonably Practicable (ALARP) prior to the operation of the system by in service personnel.

The Authority may, in accordance with the Change Process and without prejudice to any of its rights which may have arisen under Sub-Clause 0 above, require the Contractor to vary each such specification or condition in a manner acceptable to the Authority and which will not render the Contractor in breach of any statutory obligation relating to safety and/or the environment.

Nothing in the Contract or in any other document created or signed on behalf of the Authority shall constitute a written undertaking for the purposes of Section 6 (8) of the Health and Safety at Work Act 1974 relieving the Contractor of any of his duties under Section 6 of that Act.

Independent Safety Advisor

The Contractor shall provide access to records, including sub-contractor records, for contract purposes, to enable the Independent Safety Advisor appointed by the Authority to carry out safety audits and other assessment activities to meet the Authority’s safety requirements.

Long Lead Items

The Contractor has been authorised to procure Long Lead Items and provide services in connection with LPPV in accordance with the forms of ITP set out at Annex Y to the Contract.  The Contractor agrees that items procured in terms of the ITP shall form part of the Contract and shall be paid for as part of the price under the Contract.

Integrated Logistic Support

All work for Items 4 - 8 of the Schedule of Requirements (Initial Support Package) shall be carried out in accordance with the Integrated Logistic Support section of the Statement of Work at Annex A.

The support solution shall be developed as part of the Contractor’s demonstration activities.  The Integrated Logistic Support (ILS) activities conducted during the Contractor’s demonstration activities, in accordance with the Statement of Work at Annex A, shall identify the resources required for the support of LPPV.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Due to the timescale of the programme for delivery of the Articles, the Contractor shall deliver the agreed support solution at Items 4 - 8 of the Schedule of Requirements incrementally.  The delivered support shall be commensurate with the whole delivered fleet in a way that optimises the support solution as the delivery of the Articles progresses.  This shall be reflected in the Contractor’s Integrated Support Plan (ISP) as defined in the SOW at Annex A which shall detail the specific ILS activities, business and technical issues and contract deliverables in direct response to the Authority’s ILSP.  Delivery shall take place in accordance with the Master Project Schedule within the Contractor’s ISP which shall include an appropriate lead time to ensure that the support is in place prior to receipt of Articles in order to achieve the both ready for training date and operational capability.

Spares

The Contractor shall comply with DEFCON 82 for the supply of spares at Item 7 of the Schedule of Requirements.

The Contractor shall aim to increase the proportion of COTS spares items to proprietary spares items over the period of delivery of Items 1 to 3 of the Schedule of Requirements.

In consideration of the award of the Contract, the Contractor guarantees the availability of spare parts and components of his own manufacture for the life of the Articles.  Insofar as Items of other manufacturers are incorporated in the Articles, the Contractor shall use reasonable endeavours to obtain similar guarantees, but where this is not possible, he will make every reasonable effort to seek a suitable alternative to the Authority if the original spare part or component is no longer available.

Codification

NATO Codification of items shall be undertaken in accordance with DEFCON 117 (Edn 05/06).

The Authority and the Contractor shall within ninety (90) days of the date of Contract agree a timeline for codification activities.

Obsolescence

The Contractor shall be responsible, until completion of all deliverables required in terms of Items 1 - 8 of the Schedule of Requirements, for ensuring the continued supply and maintainability of Articles under this Contract whether they are of the Contractor’s own design or those of any of his Sub-contractors and the Contractor’s obligations under 0-0 shall only apply until completion of all deliverables required in terms of Items 1 - 8 of the Schedule of Requirements.

The Contractor shall be responsible for the management of obsolescence in accordance with the Obsolescence Management Plan required as part of the Statement of Work at Annex A until completion of all deliverables required in terms of Items 1 - 8 of the Schedule of Requirements.

The Contractor shall be responsible for identifying any Article or part of an Article which it believes may become obsolete and shall notify the Authority of such pending obsolescence as soon as reasonably practicable together with its proposed course of action to alleviate such obsolescence.  The Contractor shall be responsible, at its own expense, for

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

recommending and implementing its proposed course of action and in doing so it shall take full account of the principles of obsolescence management set out in the Obsolescence Management Plan at required as part of the Statement of Work at Annex A.

Should the Contractor propose an alternative component of a similar design or a modification to an Article as a solution to non availability due to obsolescence or otherwise, he shall submit a Change Proposal form to the Authority in accordance with Clause 0 (Contract Change Procedure) and obtain the Authority’s approval to proceed with the implementation of his proposed solution in accordance with Clause 0 (Configuration Control).  Such approval shall not be unreasonably withheld or delayed.  Where the proposed solution does not involve either a configuration change or a change of form, fit or function, then the Contractor shall be entitled to adopt its solution.

The Contractor shall be responsible for the consequential cost of any changes necessary under this Contract as a result of non availability due to obsolescence or otherwise and/or any approved change resulting from such approval by the Authority including, but not limited to, modification of all in-service Articles (provided as part of Items 1 and/or 2 and/or 3 of the Schedule of Requirements) to ensure a common build standard, changes to the spares list, any plans, publications, support and test equipment, packaging, training, and any other consequential costs incurred by the Authority.

If the Contractor has failed to identify obsolescence in accordance with Clause 0 and the Authority is left in possession of surplus equipment that is no longer useable by the Authority to maintain and/or support Articles or equipment supplied in terms of Items 1 - 8 of the Schedule of Requirements, the Contractor shall be required to buy back such equipment from the Authority at the cost originally paid by the Authority to the Contractor for that equipment plus an additional handling charge of 10% of the cost originally paid for said equipment.

In the event that the Authority exercises the option set out in Clause 0 to acquire Option Items, the terms of Clauses 0 to 0 shall apply in equivalent terms to such Option Items as they apply to Articles supplied in terms of Items 1, 2 and 3 of the Schedule of Requirements.

Sustainable Procurement - Environmental Management Standards

The Contractor shall take all reasonable steps to ensure that all activities under this Contract shall comply with certified environmental management standards based on ISO14001 or equivalent.

Marking of Articles

The Contractor shall supply and fit vehicle identification plates in accordance with the Systems Requirements Document at Annex B to the Contract.

The Contractor shall supply and fit Modification plates in accordance with the Systems Requirements Document at Annex B to the Contract.

The Authority will provide the Contractor with Asset Code, NSN, nomenclature, ERMS & AESP code details.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Registration Plates and Allocation of Registration Numbers

The Contractor shall supply and fit registration plates in accordance with the Systems Requirement Document at Annex B to the Contract.  Application for registration plates shall be made, in writing, 28 days before they are required to the Project Manager (see box 2 of the Appendix to Contract).

Prior to consignment of the Articles, the Contractor shall notify the allocation of vehicle registration numbers to chassis and engine numbers as appropriate to the address outlined above.

Potential Hazard - Respirable Dust on Equipment Returned From Theatre

Some equipment being returned from theatre to UK for servicing and maintenance may be contaminated with dust potentially containing respirable crystalline silica.  Maintenance, servicing and refurbishment activities that disturb this dust carry with them the potential to expose those undertaking the task to airborne dust containing respirable crystalline silica.

The Contractor shall ensure that exposure to hazardous substances must be adequately controlled and, for substances assigned a Workplace Exposure Limit (WEL), exposure does not exceed the WEL.  Respirable crystalline silica has been assigned an 8 Hr Time Weighted Average WEL of 0.1mg/M(3).

Processes that actively generate airborne dust, such as use of compressed air lines, should be avoided.  Cleaning techniques that minimise generation of airborne dust include wet or vacuum cleaning.  If this is not reasonably practicable or does not reduce exposure sufficiently then use of enclosures and/or properly designed exhaust ventilation systems - supplemented by respiratory protective equipment - may be necessary.  The provision of respiratory protective equipment on its own as a control measure is unlikely to be acceptable.

The Health and Safety Executive (HSE) recommends that risk assessments for silica follow the “special” control approach as laid out in their guidance sheet G400, further information on dealing with respirable silica can be obtained from the HSE and from the British Occupational Hygiene Society.

The Contractor shall forward this information to any companies in his supply chain that are involved in any activity, e.g. repair, servicing, maintenance, refurbishment, disposal, etc., of the equipment(s), sub-systems, and/or components, that may disturb any dust on such items.

Contractor on Deployed Operations (CONDO)

In the event the Authority requires the Contractor to provide Field Support Representatives, the Contractor shall submit a Change Proposal to provide CONDO services in accordance with DEFCON 697 and DEF-STAN 05-129.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Priority

The Contractor agrees that the manufacture and delivery of:

2.2.1.55        Items  1 - 8 of the Schedule of Requirements; and

2.2.1.56        any Option Items in respect of which the Authority exercises its option on or prior to 30 June 2011,

shall have priority in terms of manufacturing facilities over any of the Contractor’s other customer orders.

PRICE

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 127 (Edn.10/04) - Price Fixing Condition for Contracts of Lesser Value

This shall only apply to Amendments to Contract and elements of Unpriced Work up to value of £[***].

DEFCON 619A (Edn.09/97) - Customs Duty Drawback

DEFCON 643 (Edn.07/04) - Price Fixing

This shall apply to Pricing of the Option Items, elements of Unpriced Work and Amendments in excess of £[***].

DEFCON 648A (Edn.07/04) - Availability of Information

This shall apply to Pricing of the Option Items, elements of Unpriced Work and Amendments to Contract in excess of £[***].

DEFCON 648 (Edn.10/02) - Availability of Information

This shall only apply to Amendments to Contract and elements of Unpriced Work between £[***] and £[***].

DEFCON 650 (Edn 10/02) - References to the Review Board of Questions Arising Under the Contract

This DEFCON shall only apply to Amendments to the Contract and elements of Unpriced Work between £[***] and £[***].

DEFCON 650A (Edn.07/04) - References to the Review Board of Questions Arising under the Contract

This shall apply to Pricing of the Option Items, elements of Unpriced Work and Amendments to Contract in excess of £[***].

DEFCON 651 (Edn 10/02) - References to the Review Board of Questions Arising In relation to Relevant Sub-contracts Including those with a Subsidiary Company or Firm

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

This shall only apply to Amendments to the Contract and elements of Unpriced Work between £[***] and £[***].

DEFCON 651A (Edn.07/04) - Reference To The Review Board of Questions arising in Relation to Relevant Sub-contracts Including those with a Subsidiary Company or Firm

This shall apply to Pricing of the Option Items, elements of Unpriced Work and Amendments to Contract in excess of £[***].

DEFCON 652 (Edn.07/04) - Remedy Limitation

This shall apply to Pricing of the Option Items, elements of Unpriced Work and Amendments in excess of £[***].

Prices

The prices payable under this Contract shall be as shown in the Schedule of Requirements or in accordance with the provisions specified therein and are FIRM subject to paragraph 0.

The Parties agree that any Option Items, Unpriced Work and/or Amendments to the Contract shall be priced in accordance with the DEFCONS referred to and other provisions of this Clause 4.

The prices shall be the prices of the Articles packaged in accordance with the terms and conditions of the Contract and delivered as detailed in the Contract.  Prices shall be net, after allowing for all cash and trade discounts.

The prices are inclusive of all appropriate taxes (but not UK VAT - see DEFCON 513), royalties, licence fees and the cost of complying with all conditions of the Contract.

The prices set out in the Schedule of Requirements do not include the work and deliverable set out in Annex X (“Unpriced Work”).  The Parties shall agree firm prices for such Unpriced Work within 60 days of the date of the Contract.  If the Parties cannot agree firm prices for Unpriced Work within said period, such prices shall be determined in accordance with Clause 0.

Equality of Information

This Clause is applicable to all pricing under the Contract in accordance with DEFCON 643.  The Equality of Information (E of I) Pricing Statement agreed between the Parties is set out in Annex Z to the Contract.

The Authority and the Contractor acknowledge that each of them independently has relied upon the statements in the Equality of Information Pricing Statements at Annex Z to the Contract.

Pricing of Changes to the Requirement

Where a change in requirement as detailed in the contract change procedure at Clause 0 necessitates an adjustment to an agreed price under the Contract, the Contractor shall

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

submit to the Authority within 10 business days (or such other period of time as agreed with the Authority) of the request the following information in support of the price quoted:

2.2.1.57        A firm price quotation for the work required to be carried out under the proposed amendment.  The quotation should provide to the Authority full visibility of the build up of the price.  This information, which shall contain sufficient detail as to allow the Authority accurately to assess the extent to which the price quoted for the revised requirement is fair and reasonable, shall be broken down as required by Clause 0 and Annex AA to the Contract.

All price changes shall be subject to DEFCONs 643, 648, 648A, 650, 650A, 651, 651A, 652 and 127 as appropriate.

The Contractor agrees to the information in Clause 0 being used to provide equality of information to the Authority in pricing any changes to the Contract.

Timely pricing of a proposed amendment is essential to the efficient execution of the Contract.  The Contractor shall make all reasonable endeavours to supply information and negotiate a fair and reasonable price, and shall adopt a system of parallel working with the Authority (and his representatives) when preparing his quotation.

Unless otherwise agreed at Clause 0, no work under the proposed amendment shall commence until a price has been agreed.

Where, under exceptional circumstances, it is necessary for work to commence prior to an agreed price, the Authority may agree a maximum price.  The Authority may, at its own discretion, use an independent contractor to aid with the assessment of pricing.

Import Duty

With respect to Clause 4 of DEFCON 528, Articles imported from outside the EU are deemed to be military equipment under the terms of the EC Regulations and as such will be exempt from duty.  A certificate to this effect will be provided to the Contractor within one month of a request from the Contractor for an Import Duty Waiver.  In order to issue a waiver, the Contractor shall provide to the Authority’s Commercial Manager the following details: country of origin; description of Article(s); the price of the Article(s); form of delivery and port of delivery of the Article, as a minimum.

Options for Manufacture and Support

In consideration of the award of the Contract for Items 1 - 10 of the Schedule of Requirements, the Contractor grants to the Authority the irrevocable option to take up any or all of Option Items at Annex H to the Contract in accordance with the terms and conditions of this Contract.

Should the Authority wish to invoke an option to proceed with any /or all of Items at Annex H to the Contract, the PMT Senior Commercial Manager will inform the Contractor in writing by the dates stated in that Annex H or within such further period as corresponds to the aggregate of any period(s):

2.2.1.58        of delay in the programme constituting any breach of the Contract, or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2.1.59        for the duration of which the Authority is prevented from exercising any such option by reason of any other breach of the Contract by the Contractor or,

2.2.1.60        for the duration of which the Authority is prevented from exercising any such option due to the Contractor not meeting the requirements of the Contract in accordance with Annex I (Delivery Schedule).

The Authority reserves the right to authorise procurement of Option Items which have a long lead time in stages depending on the lead timescales for the Option Items.

The Authority shall not be liable for any of the costs of any of Option Items prior to an option for that Item being exercised by the Authority as per Clause 0 (Amendments to Contract).  The Authority shall not be liable for any costs incurred consequent upon the option for any or all of Items at Annex H to the Contract not being exercised.

Open Book Accounting

The Contractor shall at all times maintain full, current and accurate financial and accounting records relating to the performance of its obligations under this Contract so that the Authority is able to determine all cost components, cost levels and profit margins relating to the performance of such obligations under this Contract.  Such records shall include, without limitation:

2.2.1.61        Direct labour and indirect labour costs;

2.2.1.62        direct material and sub-contract costs, including the full cost of purchasing or sourcing Articles;

2.2.1.63        overhead costs analysed to identify appropriate categories;

2.2.1.64        payment details to suppliers and Sub-contractors;

2.2.1.65        capital expenditure;

2.2.1.66        such other items as the Authority may reasonable require;

The Contractor shall provide a summary of records maintained in accordance with Clause 0 and other data requested by the Authority whenever requested by the Authority to do so, together with explanations, as required by the Authority, to enable the Authority to monitor the Contractor’s financial and accounting position in relation to this Contract.

Subject to five (5) business days notice, provide any facilities that the Authority may reasonably require for the Authority or its nominated representatives (which may include the National Audit Office) to visit the Contractor’s offices and the offices of its Sub-contractors (or any place where such records are held) to examine such records maintained under this Clause.

The Contractor shall provide the Authority with audited financial statements (which shall contain a full set of accounts including, but not limited to, a profit and loss account, balance sheet and cash flow statement audited by a firm of independent accountants, Auditor’s and Directors reports and accompanying explanatory notes, including changes to accounting policies) for the Contractor and its ultimate Holding Company, as soon as reasonably practicable after each becomes available.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

All financial statements provided pursuant to Clause 0 shall be prepared on a basis consistently applied in accordance with generally accepted accounting principles in England, or accounting principles consistent with UK reporting accounting standards or relevant international accounting standards.  They shall give a true and fair view of the results of the Contractor’s operations for the period in question and of the state of the Contractor’s affairs as at the date at which the financial statements are made.

Without prejudice to the Contractor’s obligations under DEFCON 659 (Security Measures), the Contractor shall retain the records referred to in Clause 0 for the period of at least 6 years from the date of the relevant document.  At the expiry of such 6 years the Contractor shall offer the Authority the opportunity to take possession of all such records.

Private Venture Costs

The Parties agree to exclude from any prices calculated in accordance with Clause 0 above in respect of Option Items, Unpriced Work and Amendments any design and/or development costs except for design and development costs which have been disclosed to the Authority in writing in a notice titled “Disclosed Private Venture Costs” prior to the date of the Contract.

If in the course of agreeing prices for Option Items and/or Amendments to the Contract and/or Unpriced Work in accordance with Clause 0, the Authority discovers that any previously agreed firm price contains any design and/or development cost other than those which have been disclosed to the Authority in writing prior to the date of the Contract, the Authority shall be entitled to recover such previously undisclosed design and/or development cost whether by way of refund or set-off.

INTELLECTUAL PROPERTY RIGHTS

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 14 (Edn.11/05) - Inventions and Designs, Crown Rights and Ownership of Patents and Registered Designs

DEFCON 90 (Edn.11/06) — Copyright

DEFCON 91 (Edn. 11/06) — Intellectual Property Rights in Software

DEFCON 531 (Edn.05/05) - Disclosure of Information

DEFCON 632 (Edn.02/07) - Third Party Intellectual Property Rights — Commercial and Non-Commercial Articles and Services

Intellectual Property Rights

The parties shall comply with the provisions of Annex BB to Contract.  Any requirements for in-service support shall be as set out in Annex BB.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidentiality

This Clause shall apply in addition to and notwithstanding DEFCON 531 or any other confidentiality condition of the Contract.

For the purposes of this Clause “Controlled Information” shall mean any information in any written or tangible form which is disclosed to the Contractor by or on behalf of the Authority under or in connection with the Contract, and which is identified by the legend “Controlled Information” or other approved legend notified to the Contractor.  Controlled Information shall exclude information provided by oral communication.

The Contractor shall:

2.2.1.67        hold the Controlled Information and not use it other than for the purpose of discharging its obligations under the Contract;

2.2.1.68        not copy the Controlled Information except as strictly necessary for the purpose of discharging its obligations under the Contract;

2.2.1.69        not disclose the Controlled Information to any third party unless so authorised in writing beforehand by the Authority;

2.2.1.70        protect the Controlled Information diligently against unauthorised access and against loss; and,

2.2.1.71        act diligently to ensure that:

2.2.1.71.1        Controlled Information is disclosed to its employees only to the extent necessary for the purpose of discharging its obligations under the Contract;

2.2.1.71.2        employees to whom Controlled Information is disclosed are made aware of and required to comply with the terms of this Clause.

Where Controlled Information is provided to the Contractor, it shall:

2.2.1.72        compile a register of that Controlled Information, which shall include explicit description of the Controlled Information, a record of the number of copies made and a record of all access to the Controlled Information including access to any copies of the Controlled Information.

2.2.1.73        maintain this register for the duration of the Contract and for two years following completion of the Contract.

2.2.1.74        make the register of access available to the Authority upon reasonable notice for inspection and audit for so long as it is required to be maintained under this Clause; and,

2.2.1.75        at the completion of the Contract, return to the Authority all original and duplicate copies of the Controlled Information, or else at the Authority’s option destroy these copies and provide a certificate of destruction to the Authority.

This Clause shall not diminish or extinguish any right of the Contractor to copy, use or disclose any other information to the extent that it can show:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2.1.76        that the information concerned was or has become published or publicly available for use without breach of any provision of the Contract or any other agreement between the Parties;

2.2.1.77        that the information was already known to it (without restrictions on disclosure or use) prior to receiving it under or in connection with the Contract;

2.2.1.78        that the information concerned was lawfully provided by a third party without restriction on use or further disclosure; or

2.2.1.79        from its records, that the information was derived independently of the Controlled Information;

to the extent that copying, use or disclosure of this other information shall not disclose its relationship to any Controlled Information.

Commercial Exploitation

The Contractor shall, subject to security considerations, have the right to sell any vehicles with the specification of LPPV under the Contract.  Prior to any sale of any such vehicles the Contractor shall agree with the Authority the extent of a levy (if any) payable by the Contractor to the Authority in relation to the Authority’s investment in the development of the Situational Awareness element of the Articles, which element forms part of the work to be undertaken by the Contractor’s sub-contractor, Thales Optronics Ltd.

If any such levy is payable, the Parties shall conclude a Commercial Exploitation Agreement in the form of Annex CC to the Contract.

LOANS

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 23 (Edn.04/98) - Special Jigs, Tooling and Test Equipment

For the purposes of the Contract, the reference(s) to “the Equipment Accounting Instructions” in DEFCON 23 is amended to read “DEF STAN 05-99, Issue 3”.

DEFCON 76 (Edn.12/06) - Contractor’s Personnel at Government Establishments

DEFCON 611 (Edn.06/06) - Issued Property

For the purposes of the Contract, the reference(s) to “the Equipment Accounting Instructions” in DEFCON 611 is amended to read “DEF STAN 05-99, Issue 3”.

DEFCON 694 (Edn.06/06) - Accounting For Property of the Authority

Loans

The Authority shall be responsible for providing/making available to the Contractor the Government Furnished Assets (GFA) which are listed and specifically and clearly defined by description, quantity, date(s), location of supply, loan period(s), date of return and loan

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

terms (including frequency and form of reports concerning the GFA) at Annex DD to the Contract.  All such loan issues shall be recorded by the Contractor/Sub-contractor accordingly.  No other GFA or any other Government service shall be a dependency for the purposes of the fulfilment of the Contract.

If a Force Majeure Event (as defined in Clause 0) arises pursuant to Clause 0, then the timescale for the Authority to provide any GFA in accordance with this Clause shall be extended by such time as is reasonable in the circumstances and the Authority shall incur no liability to the Contractor in respect of failure to provide such GFA unless and until such extended date is not met.

The Authority shall have no liability to the Contractor if when the GFA is made available or offered to be made available on the agreed dates the Contractor fails to make use of it.  In such circumstances the liability of the Authority shall cease with effect from the first time the GFA is made available or offered on the agreed dates.

The Contractor shall observe any instructions from the Authority regarding the use of any GFA issued for the purposes of this Contract.

All items loaned in accordance with this Clause shall be returned to the Authority on expiry of the specified loan period.

Special Jigs and Tools

“Special” items are those specifically required for the services to be provided under the Contract as distinct from “tools of the trade”, which the Contractor is expected to already hold or provide from his own resources.  All such items are held under the terms of DEFCON 23.  Details of the Jigs & Tools issued for work under this Contract are at Annex EE.

Items held under DEFCON 23 terms on existing Contracts may be used in the performance of this Contract.

DELIVERY

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 5 (Edn.07/99) - MOD Form 640 - Advice and Inspection Note

DEFCON 113 (Edn.10/04) - Diversion Orders

DEFCON 129 (Edn.07/08) - Packaging (For Articles other than Ammunition and Explosives)

DEFCON 507 (Edn.10/98) - Delivery

DEFCON 524 (Edn.10/98) - Rejection

DEFCON 525 (Edn.10/98) - Acceptance

DEFCON 612 (Edn.10/98) - Loss of or Damage to the Articles

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEFCON 621B (Edn.10/04) - Transport (if the Contractor is responsible for transport).

Deliverables

The deliverables required under the Contract are as per the Schedule of Requirements, and as further defined in the Contract Requirement List (CDRL) list in Annex A to the Contract.

The Articles shall be delivered in accordance with the Delivery Schedule at Annex I to the Contract, delivery shall be ‘Delivered Duty Paid’ DDP, INCOTERMS 2000, apart from Items 1, 2 and 3 of the Schedule of Requirements which shall be delivered ‘Ex-Works’ EXW, INCOTERMS 2000.

All deliveries of Articles in terms of the System Requirements Document shall be made with their associated technical publications and initial spares.

The Contractor shall inform the Authority as soon as he becomes aware of any event or reasons likely to result in failure to meet the Delivery Schedule.

All Long Lead Items procured for the Contract shall be kept in a separate and secure store at the Contractor’s or his Sub-contractors’ premises within the UK.  The risk of loss or damage to the Long Lead Items shall remain with the Contractor until these are delivered to the Authority under Items of the System Requirements Document.

Unless otherwise provided for in the Contract, all containers (including packing cases and boxes) used by the Contractor shall be non-returnable and included in the Contract Price.

Acceptance

System Acceptance.  System Acceptance shall be completed in accordance with Clause 0.

Acceptance of Vehicle Deliveries.  All Articles delivered under Items 1-3 of the Schedule of Requirements will be delivered, inspected and accepted by the Authority in accordance with the following process:

2.2.1.80        The Contractor shall perform the factory acceptance tests (“FAT”) set out in the agreed Deliverable Quality Plan at the Contractor’s facility at Shoreham.  The Contractor shall give the Authority’s Quality Assurance Representative not less than five (5) working days notice of when an Article and the results of the FAT will be ready for inspection;

2.2.1.81        The Authority’s Quality Assurance Representative shall perform an audit sample and review of the results of the FAT (which may include physical inspection of the relevant Article) on the number of Articles set out in the agreed Deliverable Quality Plan and, at its discretion may elect to increase or reduce the sample size;

2.2.1.82        The Authority’s Quality Assurance Representative shall sign off those Articles which have passed the FAT and the Authority’s Quality Assurance Representative’s review and/or inspection or shall notify the Contractor in writing which Articles have failed the FAT following such review and/or inspection.  The Authority’s Quality Assurance Representative shall endeavour to complete such review and/or inspection within 24 hours of notice and, in any event, shall complete such review

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and/or inspection within five (5) working days of having received the notice from the Contractor in terms of paragraph 2.2.1.81 above.

2.2.1.83        The Contractor shall perform a further FAT on any Articles which have failed a FAT and the process set out in paragraphs 2.2.1.80 to 2.2.1.82 shall be repeated until such time as the Article successfully passes the FAT;

2.2.1.84        The Contractor shall notify the Authority not less than five (5) working days in advance of when it believes the sign-off of Articles will be complete and the Articles ready for collection.  The Authority shall, at its own cost, collect and deliver the Articles to JSCS Ashchurch within 5 working days following such sign-off from the Authority’s Quality Assurance Representative or deemed delivery in accordance with paragraph 2.2.1.85 below.  In the event that the Authority fails to do so the Contractor shall be entitled to either deliver the Articles to JSCS Ashchurch or insure the Articles, and shall be entitled to recover its actual costs.

2.2.1.85        Sign off of Articles in accordance with paragraph iii above shall constitute delivery for the purposes of the Contract.  Where inspection has not occurred within the five (5) working day period referred to in paragraph 2.2.1.82 above, the Articles shall be deemed to have been delivered on the expiry of such period provided that such deemed delivery does not relieve the Contractor of its obligations to perform a successful FAT in respect of each vehicle;

2.2.1.86        On delivery of Articles to JSCS Ashchurch the Authority shall inspect the Articles in accordance with MoD 857/932 Inspection Process (the “Inspection Process”) within 24 hours where reasonably practicable and in any event within five (5) working days;

2.2.1.87        The Contractor shall rectify any defects identified under the Inspection Process in accordance with clause 0;

2.2.1.88        The Articles shall be deemed to have been accepted in accordance with DEFCON 525 on the earlier of:

2.2.1.88.1        Notification by the Authority within said five (5) working day period that the Inspection Process has been satisfactorily completed without identification of any defects; and

2.2.1.88.2        five (5) working days following delivery to JSCS Ashchurch unless the Authority has notified the Contractor prior to that time that an Article has failed the Inspection Process;

2.2.1.89        Notwithstanding the foregoing, the Authority shall be entitled to accept Articles where there are minor defects which do not otherwise affect the operation and use of the Articles (“Concession Items”).  The Authority shall notify the Contractor of any Concession Items at the time it notifies the Contractor that the Article has passed the Inspection Process.  The Contractor shall be responsible for remedying any Concession Items at its own cost and as soon as reasonably practicable at a location agreed with the Authority;

Other than for Items 1, 2 and 3 of the Schedule of Requirements, the following sub-Clauses 0-0 shall apply.

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Acceptance of Reports.  For all reports and updates to documents referenced in the Statement of Work at Annex A to the Contract, then clauses 0 & 0 shall apply.

Upon receipt of a deliverable that has been received, the Authority shall assess whether the deliverable has complied with the requirements of the Schedule of requirements/associated Data Item Description (DID) and shall within fifteen (15) business days confirm one of the following:-

2.2.1.90        Acceptance of the deliverable;

2.2.1.91        Acceptance of the deliverable but with minor comments.  The Authority shall agree resolution of such comments with the Contractor for incorporation in the relevant documents within five (5) business days; or

2.2.1.92        Reject the deliverable, confirming reasons why and request that the Contractor re-submit the deliverable within (10) business days or such other timescale as agreed between the Parties.

If the Authority has confirmed receipt of the deliverable, but has not responded in accordance with fifteen (15) business days then the deliverable shall be deemed to have been accepted by the Authority.

Anchor Milestones

The Authority has specified the milestones in Annex FF as Anchor Milestones, as these are critical to the successful completion of the Contract.

It is a requirement of the Contract that the Contractor shall successfully achieve each of the Anchor Milestones referred to in Annex FF in sequence, by the respective dates specified in the Annex.  Where the Contractor fails to achieve an Anchor Milestone by the date specified, the Authority may, by notice in writing to the Contractor, terminate the Contract in accordance with Clause 0 with immediate effect or, where the Authority considers it appropriate and at its entire discretion, set a new date for the successful achievement of the respective Anchor Milestone.  Where a new date for an Anchor Milestone is set, the Contractor shall be liable for any additional costs.

Where the Authority sets a new date for the successful achievement of an Anchor Milestone, the Contractor shall take all such action as is required to meet the new date for achievement of the Anchor Milestone, as if this were the date originally specified.

Default & Termination

In this Clause, Contractor Default means:-

2.2.1.93        Any failure by the Contractor to achieve an Anchor Milestone (see Annex FF) under the Contract within the timescales specified in the Contract or where a new date is set in accordance with Clause 0, such new date;

2.2.1.94        Any material breach;

2.2.1.95        Any persistent breach of any of the Contractor’s obligations under the Contract.  For the purposes of the Contract a persistent breach shall be a breach of the

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Contract by the Contractor other than a breach or event which falls into any of the categories of default set out in Clause 2.2.1.93, 2.2.1.94, 2.2.1.96 or 2.2.1.97 which has continued for a period of more than 30 days or occurred more than 3 times in any 6 month period;

2.2.1.96        The limit on liquidated damages for delay set out in Clause 0 having been reached.

2.2.1.97        Breach of the requirements of DEFCON 68 (Supply of Data for Hazardous Articles, Materials and Substances), DEFCON 515 (Bankruptcy and insolvency), DEFCON 518 (Transfer), DEFCON 520 (Corrupt Gifts And Payments Of Commission), DEFCON 566 (Change of Control of Contractor) and DEFCON 659 (Security Measures).

If the Authority decides, having consulted with the Contractor, that the Contractor has committed a Contractor Default falling within the terms of Clause 2.2.1.93, 2.2.1.96 or 2.2.1.97, the Authority, without prejudice to any other right or remedy he may have in respect of the Contractor Default, or the right to recover Liquidated Damages under Clause 0, may at his election give notice in writing, in accordance with DEFCON 526, to the Contractor terminating the Contract as a whole or to terminate the part of the contract of which the Contractor is in default.

If the Authority decides, having consulted with the Contractor, that the Contractor has committed a Contractor Default falling within the terms of Clause 2.2.1.94 or 2.2.1.95 the Authority without prejudice to any other right or remedy he may have in respect of the Contractor Default may, at his election:

2.2.1.98        by written notice, in accordance with DEFCON 526 (“the Rectification Notice”), specifying the circumstances of the Contractor Default, require the Contractor to make a rectification proposal in relation to the Contractor Default in accordance with Clause 0 and the Contractor’s response to the Rectification Notice shall be governed by Clauses 0 to 0; or

2.2.1.99        by written notice, in accordance with DEFCON 526, require the Contractor to rectify the Contractor Default within 10 business days of such written notice and by taking such remedial action as the Authority may specify, and the Contractor shall take such action without imposing any additional charge on the Authority.

If the Authority has elected for a Rectification Notice in accordance with Clause 2.2.1.98, within 10 business days (or such longer period as the Authority may specify) of the receipt of the Rectification Notice, the Contractor shall make a rectification proposal to the satisfaction of the Authority which shall, as a minimum, specify:

2.2.1.100      the extent to which the Contractor proposes to rectify the Contractor Default;

2.2.1.101      details of all measures the Contractor proposes to take to rectify the Contractor Default, and

2.2.1.102      the timescale within which the Contractor proposes to rectify the Contractor Default.

If the Authority receives the Contractor’s rectification proposal under Clause 0 within 10 business days (or such longer period as the Authority may specify) of the receipt by the

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Contractor of the Rectification Notice, the Authority shall consider the proposal and may accept, reject or amend the proposal.

If the Authority accepts or proposes an amendment to the Contractor’s rectification proposal under Clause 0, the Contractor shall rectify the Contractor Default in accordance with the proposal as accepted, or as amended by agreement between the Contractor and the Authority, and the Contractor shall take such action without imposing any additional charge on the Authority.

If the Contractor and the Authority are unable to agree a mutually acceptable rectification proposal, the Authority shall be entitled to give notice of termination of the Contract accordance with DEFCON 526, to the Contractor terminating the Contract as a whole or terminating the part of the contract of which the Contractor is in default.

The Authority shall have the right (but not the obligation) to terminate the contract by providing notice in writing, if;

2.2.1.103      the Authority elects to terminate the Contract in whole or in part pursuant to Clause 0;

2.2.1.104      the Contractor fails to make a rectification proposal in accordance with Clause 0 or fails to implement his rectification proposal (as accepted or as amended by agreement between the Contractor and the Authority under Clause 0) to the extent, within the timescale and in the manner specified in the rectification proposal, the rectification proposal being implemented without imposing any charge to the Authority;

2.2.1.105      the Contractor does not take the remedial action as the Authority has specified in accordance with Clause 2.2.1.99; or

2.2.1.106      the Authority and the Contractor cannot agree a mutually acceptable rectification proposal.

The termination of the Contract shall be without prejudice to the rights, obligations and liabilities of the Parties which have accrued or become due prior to the date of termination.

No reasonable delay by the Authority in exercising any entitlement to terminate the Contract, nor anything said by any representative of the Authority, shall amount to a waiver of the Authority’s right to terminate the Contract except where such waiver is confirmed by written notice by the Authority’s Commercial Manager.

Procedure on Termination of the Contract

If the Authority terminates the Contract in full or in part in accordance with Clause 0 above, the Authority shall be entitled:

2.2.1.107      without prejudice to any other right or remedy it may have (but subject to Clause 0) to:

2.2.1.107.1        contract with an alternative contractor, either following a competition or on a sole source basis:

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2.2.1.107.1.1      to complete the manufacture of the Articles which the Contractor was, prior to termination, obligated to deliver under this Contract; or

2.2.1.107.1.2      to manufacture alternative articles to fulfil the requirements which the Articles, if completed in accordance with this Contract, would have fulfilled; and/or

2.2.1.107.2      repair and/or maintain existing vehicles and equipment in order to fulfil the requirements which the Articles, if completed in accordance with this Contract, would have fulfilled; and

2.2.1.108      to recover from the Contractor:

2.2.1.108.1      subject to an aggregate maximum of £[***], costs incurred:

2.2.1.108.1.1      in accordance with paragraph 2.2.1.107.1.1 to the extent that such costs, when aggregated with the amounts paid to and retained by the Contractor under the Contract, exceed the Contract Price under this Contract; or

2.2.1.108.1.2      the difference between (x) the purchase price under the replacement contract for the manufacture of alternative articles in accordance with paragraph 2.2.1.107.1.2 and (y) the Contract Price payable under this Contract,  to the extent that the Authority demonstrates to the reasonable satisfaction of the Contractor that the higher purchase price under the replacement contract is not attributable to an increase in the performance requirements of the replacement contract when compared to the SRD set out in Annex B; and

2.2.1.108.2      the incremental costs incurred by the Authority in carrying out maintenance and/or repair of existing vehicles and/or equipment under paragraph 2.2.1.107.2 to the extent such costs exceed the costs which the Authority would reasonably be expected to have incurred in repairing and maintaining Articles delivered under this Contract, subject to a maximum liability of £[***]; and

2.2.1.108.3      the Authority’s costs incurred in running any competition for a replacement contract referred to in paragraph 2.2.1.107.1 and/or negotiating any such replacement contract, subject to a maximum liability of £[***]; and

2.2.1.108.4      a refund of all sums paid by the Authority to the Contractor pursuant to the Contract up to the date of termination, less:

2.2.1.108.4.1      amounts paid in respect of Articles which have been Accepted by the Authority, provided that if the total number of Articles under Items 1 - 3 of the Schedule of Requirements Accepted by the Authority as at the date of termination is less than 100, Articles delivered under Item 1 of the Schedule of Requirements shall, for the purposes of this paragraph 2.2.1.108.4 be deemed not to have been Accepted; and

2.2.1.108.4.2      amounts attributable to other items which have vested in the Authority pursuant to DEFCON 649 which the Authority elects to retain, in which case the relevant amount shall be the Contractor’s costs attributable

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to such item, subject to a maximum of the amount which would have been payable under the Contract for such items; and

2.2.1.108.4.3      amounts which remain payable by the Contractor under any contract following the transfer by the Contractor of the benefit of such contract in accordance with Clause 00 below.

The Contractor shall, if and to the extent so required, assign to the Authority (or as he may direct), without further payment, the benefit of any contracts which the Contractor may have entered into for the supply of any Articles, materials, services or for the execution of any work under the Contract.

In the event of a refund to the Authority in accordance with Clause 2.2.1.108.4 above, Articles which have not been Accepted by the Authority and other items which have vested in the Authority, but which the Authority has not elected to retain in accordance with Clause 2.2.1.108.4.2 shall re-vest in and become the absolute property of the Contractor.

The liabilities of the Contractor set out in Clause 0a above represent the aggregate liability of the Contractor in respect of the termination of this Contract, however arising and whether under contract, tort, breach of statutory duty or otherwise.

Liquidated Damages

Subject to Clause 0 below, if any of the Articles are not delivered within the time or times specified in the Contract (as the same may be amended or adjusted in accordance with the terms of the Contract), the Contractor shall be liable to pay to the Authority liquidated damages in relation to the Article(s) in respect of which delay occurs the following sum for each day of such delay:-

2.2.1.109      Subject to Clause 0, £[***] per day for each of the Article(s) under Item 1 of the Schedule of Requirements.

2.2.1.110      £[***] per day for each of the Article(s) under Item 2 of the Schedule of Requirements.

2.2.1.111      £[***] per day for each of the Article(s) under Item 3 of the Schedule of Requirements.

Subject to the Authority’s rights to terminate the Contract:

2.2.1.112      in terms of Clauses 0 and 2.2.1.93 for failure to achieve an Anchor Milestone; and

2.2.1.113      in terms of Clause 2.2.1.96 for having reached the limit on liquidated damages for delay as set out in Clause 0 below,

the provisions of this Clause 0 are the Authority’s sole remedy for delay in delivery of the Articles (but not for termination arising from such delay).

No payment or concession to the Contractor by the Authority or other act or omission of the Authority shall in any way affect the rights of the Authority to recover the said liquidated damages or be deemed to be a waiver of the right of the Authority to recover any such damages unless a waiver has been expressly stated in writing by the Authority’s Senior

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Commercial Officer and no recovery of such liquidated damages in a situation where the Authority would otherwise have been entitled to terminate the Contract in terms of Clauses 0 and 2.2.1.93 shall in any way affect the right of the Authority to terminate the Contract in terms of Clauses 0 and 2.2.1.93 or be deemed to be a waiver of such right to terminate unless a waiver has been expressly stated in writing by the Authority.

For the purposes of this Clause, Contract Items 1, 2 and 3 of the Schedule of Requirements shall not be deemed to have been delivered unless and until Item 4 (Technical Publications) and Item 7 (Initial Spares Package) have been delivered.

Where the Contractor has failed to meet the Required Delivery Date for any of the first fifteen (15) Articles under Item 1 of the Schedule of Requirements, liquidated damages shall not apply to such delay for those Articles provided that the Contractor delivers all of the Articles under Item 1 of the Schedule of Requirements by the Required Delivery Date for the final Article under Item 1.

The Contractor’s liability for liquidated damages for delay in terms of this Clause 0 shall not exceed £[***].  The Parties agree that the liquidated damages set out in this Clause 0 are a reasonable pre-estimate of the losses that the Authority would suffer in the event of delay in delivery of Articles.

Force Majeure

If, by reason of any Force Majeure Event the Contractor shall have been delayed in completing the work under the Contract, the Contractor shall, immediately upon becoming aware that any such delay has been caused, give to the Authority notice in writing of his claim for an extension of time for the completion of the delivery and the Authority shall allow the Contractor an extension of time for such completion in respect of any delay caused by any of the circumstances before mentioned as shall be reasonable and not hold the Contractor liable for any breach of the Contract by reason of such delay.  Provided always that the Contractor shall not be entitled to any extension of time unless he shall at all times have used all reasonable endeavours to prevent any such delay and to minimise any such delay and to do all that may be reasonably required to the satisfaction of the Authority to proceed with the work.

The maximum extension of time granted under this Clause for any Item on the Schedule of Requirements shall be limited to 6 (six) months.

Without prejudice to any right of termination for convenience under DEFCON 656, if a Force Majeure Event is continuing or its consequences remain such that the Contractor is unable to comply with its obligations under this Contract for a period of more than 6 months, then the Authority may, but is not obligated to, terminate this Contract by giving thirty (30) days written notice to the Contractor.

No payment of compensation made to the Contractor following termination under this Clause 0 shall include an allowance for loss of profit on the part of the Contractor arising as a result of such early termination.

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Extension of Time

Subject to compliance by the Contractor with the terms of Clause 0, the Contractor shall be entitled to an extension of time to the delivery programme (at Annex I to the Contract) on a fair and reasonable basis in the event that the delivery of an Article shall be or have been delayed by any of the following causes, namely:

2.2.1.114      a delay in the supply of Government Furnished Assets under Contract Clause 0;

2.2.1.115      any other act or default on the part of the Authority, Authority’s Representatives or of the servants or agents of the Authority or other contractors the Authority has employed on contracts, the performance of which is directly related to and in support of the Contract; or

2.2.1.116      force majeure events under Clause 0.

In the event that the Contractor considers itself entitled to an extension to the delivery programme (at Annex I to the Contract) the Contractor shall:

2.2.1.117      within ten (10) business days after the Contractor becomes aware of or should have become aware of the event or circumstance, notify in writing the Authority’s Commercial Manager describing the event or circumstance giving rise to the claim;

2.2.1.118      submit with such notice full supporting particulars for the claim including all records, rates, the information required under Clause 0, programmes, including evidence of the criticality of the delay by reference to the current programme and a revised programme taking into account the extension of time claimed and other information necessary or which the Authority or the Authority’s Commercial Manager may reasonably require to substantiate the Contractor’s claims under this Clause 0; and

2.2.1.119      demonstrate to the Authority that:

2.2.1.119.1      the relevant event listed in Clause 2.2.1.114 to 2.2.1.116 was the direct cause of the delay;

2.2.1.119.2      the Contractor has taken all reasonable and practicable steps (without incurring substantial additional expenditure) to prevent or minimise such delay and has continued to perform the balance of its obligations which were unaffected by the delay and used all reasonable endeavours to resume full performance of its obligations as soon as reasonably practicable;

2.2.1.119.3      the delay could not reasonably be expected to be mitigated or recovered by the Contractor acting in accordance with Good Industry Practice;

2.2.1.119.4      the delay has not been caused by or contributed to by the negligence of the Contractor or a breach by the Contractor of its obligations under this Contract.

In the event that the Contractor fails to give notice of a claim (including providing full supporting particulars of such claim in accordance with Clause 2.2.1.119) within such period of ten (10) business days, the delivery dates in Annex I shall not be extended, the

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Contractor shall not be entitled to claim additional costs in accordance with Clause 0 and the Authority shall be discharged from all liability in connection with the claim.

Where the Contractor claims an extension of time under this Clause 0 and/or additional costs under Clause 0 the Authority’s Commercial Manager shall, within a reasonable time following receipt of the Contractor’s notice under Clause 0 and/or Clause 0 (as the case may be), first consider (in his sole discretion) whether to implement a Contract Change in order to vary the delivery date which is the subject of the Contractor’s claim under this Clause 0.

In the event that the Authority’s Commercial Manager decides not to implement a Contract Change, he shall consult with the Contractor in an endeavour to reach agreement as to whether or not the event or circumstance is described in Clause 2.2.1.114 to 2.2.1.116 and the extent of any extension of time and/or additional cost (if applicable).  If agreement is not reached within a reasonable time, the Authority’s Commercial Manager shall, except in relation to a disagreement in respect of any additional costs claimed by the Contractor, make a determination on a fair and reasonable basis and within a reasonable time taking due regard of all relevant circumstances.  The Authority’s Commercial Manager shall provide notice to the Contractor of such agreement or determination with supporting particulars.  In the event of a disagreement only in respect of additional costs, the matter shall be resolved through the Dispute Resolution Procedure at Clause 0.

Notwithstanding that the Contractor has not provided notice or supporting particulars as required under this Clause 0, the Authority shall be entitled in its absolute discretion to award a fair and reasonable extension of time to the delivery dates.

Where the Contractor is granted an extension of time to the delivery dates as a result of an event described in Clause 2.2.1.114 or 2.2.1.116 (as the case may be) and the Contractor has incurred additional costs as a direct result of such event, the Contractor shall, except and to the extent that the same is addressed in a Change pursuant to Clause 0 Contract Change Procedure and subject to the requirements of Clause 0, be entitled to claim from the Authority costs in addition to the Contract Price provided that all such costs have been reasonably and properly incurred as a direct consequence of the event described in Clause 2.2.1.114 to 2.2.1.116 (as the case may be).  Details of any such additional costs claimed by the Contractor shall be included in the notice provided by the Contractor under Clause 0.

In respect of any costs in addition to the Contract Price claimed by the Contractor in accordance with Clause 0, the Contractor shall comply with the requirements of open book accounting set out in Clause 0 (Open Book Accounting) and the pricing principles in respect of the pricing of Option Items and Amendments set out in Clause 0 shall apply to such costs.

Self to Self Delivery

Where any Article to be supplied under the Contract is to be delivered otherwise than being handed over by the Contractor to the Authority, as where an Article is to be delivered by the Contractor to his own premises or to those of a sub-contractor (‘self-to-self delivery’), the risk in such Article shall (notwithstanding the provisions of DEFCON 612) remain vested in the Contractor until such time as the Article is accepted by the Authority.

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Rectification of Defects on Delivery

The Contractor shall rectify any defects found on delivery of Items 1, 2 and 3 of the Schedule of Requirements at his own cost, with no additional cost to the Authority, within five (5) working days and provided that the Authority shall provide the necessary access to the relevant Article to carry out such work.  Acceptance shall not take place until all defects have been made good and the Acceptance criteria met.

PAYMENTS/RECEIPTS

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 509 (Edn.09/97) - Recovery of Sums Due

DEFCON 513 (Edn.05/08) - Value Added Tax

DEFCON 522 (Edn.07/99) - Payment

See DEFFORM 522a at Annex GG for relevant forms.

DEFCON 522J (Edn.05/03) - Payment Under P2P

DEFCON 523 (Edn.03/99) - Payment of Bills Using the Bankers Automated Clearing Service (BACS) System

DEFCON 534 (Edn.06/97) - Prompt Payment (Sub-Contracts)

DEFCON 649 (Edn.07/99) - Vesting

Payment

Payment shall be made following delivery of the Articles to the Authority in accordance with the Work Package Scheme at Annex HH to the Contract.

Advances Against the Contract Price

The Authority shall, subject to the provisions of this Clause, make to the Contractor advances against the Contract Prices payable for Items 1 - 9 of the Schedule of Requirements in accordance with the Work Package Scheme set out in Annex HH to the Contract.

The Contractor shall be entitled to advances against the Contract Price, to be requested in accordance with this Clause, in respect of the satisfactory completion or performance of each Work Package under the Work Package Scheme.  The Contractor shall have satisfactorily completed or performed the part of the Contract to which the Work Package relates when:

2.2.1.120      the Contractor has completed all work comprised in the Work Package for which the Work Package Payment is sought;

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2.2.1.121      the Contractor shall have complied with all its contractual obligations that impinge on progress of the work covered by the Work Package Scheme including, where required under the Contract, the provision of information required by the Authority for the purposes of assessing contractual performance; and

2.2.1.122      provided that the Authority shall not be obliged to make a Work Package Payment to the Contractor in respect of a completed Work Package if the Authority shall have reasonable cause to believe that the Contractor will be unlikely to render complete performance of his obligations in respect of items 1 - 8 of the Schedule of Requirements.

Where the Authority intends to rely on Clause 2.2.1.122 as the basis for rejecting any claim for an advance against the Contract Price which the Contractor may make, the Authority shall give to the Contractor notice in writing of his intention together with the Authority’s reasons for the rejection.

Save as hereby provided, the entitlement of the Contractor to retain all advances against the Contract Price is conditional on complete performance of Items 1 - 8 of the Schedule of Requirements.

Payment shall be made in accordance with the requirements of DEFCON 522, 523 and DEFFORM 522A (see Annex GG).

Final Payment

In accordance with the Work Package Scheme, the Contractor will on delivery of each Article under Items 1 - 3 of the Schedule of Requirements be entitled to claim the final Work Package Payment in respect of such Article.

CONTRACT ADMINISTRATION

The following DEFCONs shall apply to this Contract, as modified below (where relevant):

DEFCON 604 (Edn.11/04) - Progress Reports

DEFCON 605 (Edn.06/97) - Financial Reports

DEFCON 609 (Edn.10/98) - Contractor’s Records

DEFCON 625 (Edn.10/98) - Co-operation on Expiry of Contract

DEFCON 642 (Edn.06/97) - Progress Meetings

Project Governance

The Parties agree to establish a joint steering group (the “LPPV Steering Group”) which shall be the body which is intended to:

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2.2.1.123      provide strategic direction to the Authority’s and the Contractor’s project teams in relation to the Contract and the wider relationship between the Authority and the Contractor;

2.2.1.124      set out procedures and processes for governance for the Contract;

2.2.1.125      resolve any dispute referred to it in terms of Clause 0.

The LPPV Steering Group shall:

2.2.1.126      meet on a monthly basis or at such other times as the Parties may agree;

2.2.1.127      comprise the Authority’s Combat Wheels Group Head and the Contractor’s Managing Director together with such other attendees as the Parties may agree;

2.2.1.128      seek to agree any procedures and processes for governance of the Contract as referred to in 2.2.1.124 above within 6 weeks of the date of the Contract.

The Parties shall agree from time to time procedures for the LPPV Steering Group provided that decisions of the LPPV Steering Group shall only be binding on the Parties if approved by the Authority’s Combat Wheels Group Head and the Contractor’s Managing Director or such persons to whom they may expressly delegate authority for the purposes of approving decisions under this paragraph 0.

The Contractor shall render such reports as to the progress of the Contract and in such form and at such frequency as detailed in Annex II.

The Contractor shall ensure that appropriate personnel attend the meetings detailed at Annex II.  The Contractor shall provide secretarial support to all meetings which shall include organising the meeting concerned, proposing and agreeing the agenda with the Project Manager (identified at Box 2 of the Appendix to Contract), preparation of draft minutes, and final copies and co-ordinating the preparation of reports as required in accordance with Clause 0.

The location of each meeting shall be as agreed with the Authority’s Project Manager.

Minutes

The Contractor shall document and agree with the Authority the key ‘points of note’ and actions prior to the closure of a review, working group or meeting.  In the event that the time taken to document the key ‘points of note’ and actions would unduly delay the closure of a review, working group or meeting, the Contractor shall provide a draft record of actions within one (1) business day.

The Contractor shall draft minutes or key ‘points of note (including actions)’, as agreed with the Authority’s Project Manager, for all the above meetings and submit them for approval by the Project Manager within five (5) business days of the meeting, and shall issue a final version two (2) business days following approval of the draft minutes or ‘points on note (including actions)’.

Reports

Unless otherwise requested, the Contractor shall provide 1 hard copy and 1 electronic copy of each report seven (7) business days prior to the meeting to which they relate.  The

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format and scope may change over the duration of the Contract, but must be agreed with the Project Manager identified at Box 2 of DEFFORM 111 Appendix to Contract.  All magnetic media versions of Reports and Plans shall be submitted on CD ROM compatible with Microsoft Office 2003.

All costs incurred by the Contractor in connection with these meetings, and all other meetings in connection with this Contract, shall be deemed to be included in the Contract Price.

Relationship Management Plan

The Contractor and the Authority shall maintain the Relationship Management Plan throughout the duration of the Contract, and this shall be reviewed at six (6) monthly intervals in order to improve the relationship wherever possible.  The outcome of the measurements and the steps taken for improvement will be subject to independent assurance from outside of the project.

Publicity

The Contractor shall not issue or otherwise publish any publicity or advertising material or provide any information to journalists concerning this Contract without the Authority’s express consent.

Authority Personnel & Their Responsibilities (Including SMEs)

Subject Matter Experts

The Contractor shall liaise and co-operate with the Authority’s Subject Matter Experts (SMEs).

The broad role of the SME is to provide unprejudiced advice or guidance on their own areas of expertise relating to customer capability needs, explaining the tactics, techniques and procedures employed by the army and services across the army and clarifying areas of uncertainty and ambiguity in the peacetime and operational roles and function of arms and services across the army.

The SMEs have no executive authority within this Contract.  Any advice or information given to the Contractor or their sub-contractors by the SMEs shall be given without prejudice to the Contractor’s obligation under this Contract and shall not detract in any way from the Contractor’s responsibility to satisfactorily conduct the work required under this Contract.

A list of the various SME contact names is included at Annex N to the Contract.  The Authority shall endeavour, subject to availability, to meet all reasonable requests made by the Contractor regarding access to any SME.  However, the Contractor shall not be relieved of his responsibilities under the Contract if the Authority can not meet the request, and shall not be eligible for any extension of time under clause 0.

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ANCILLARY PROVISIONS

Entire Agreement

Except where expressly provided in this Contract, this Contract constitutes the entire agreement between the Parties in connection with its subject matter and supersedes all prior representations, communications, negotiations and understandings concerning the subject matter of this Contract.

Each of the Parties acknowledges that:

2.2.1.129      it does not enter into this Contract on the basis of and does not rely, and has not relied, upon any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made or agreed to by any person (whether a Party to this Contract or not) except those expressly repeated or referred to in this Contract and the only remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be any remedy available under this Contract; and

2.2.1.130      this Clause shall not apply to any statement, representation or warranty made fraudulently, or to any provisions of this Contract which was induced by fraud, for which the remedies available shall be all those available under the law governing this Contract.

Data Protection

General

In relation to all Personal Data, the Contractor shall at all times comply with the DPA as required under the DPA as a data controller (as defined in section 1 of the DPA), including maintaining a valid and up to date registration or notification under the DPA covering the data processing to be performed by the Contractor in carrying out its obligations under this Contract.

The Contractor and any sub-contractor shall only undertake processing of Personal Data reasonably required in carrying out its obligations under this Contract and shall not transfer any such Personal Data to any country or territory outside the EEA.

Non Disclosure

The Contractor shall not disclose Personal Data to any third parties other than:

2.2.1.131      to employees and Sub-contractors to whom such disclosure is reasonably necessary in order for the Contractor to carry out its obligations under this Contract; or

2.2.1.132      to the extent required under the DPA and/or a court order,

provided that disclosure under Clause 2.2.1.131 is made subject to written terms substantially the same as, and no less stringent than, the terms contained in this Clause 0 and that the Contractor shall notify the Authority’s Representative of any disclosure of Personal Data which either the Contractor or a Sub-contractor is required to make under Clause 2.2.1.132 immediately upon becoming aware of such a requirement.

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The Contractor shall bring into effect and maintain all appropriate technical and organisational measures to prevent unauthorised or unlawful processing of Personal Data and accidental loss or destruction of, or damage to, Personal Data in accordance with the seventh data protection principle of the DPA including taking reasonable steps to ensure that staff having access to the Personal Data are aware of their responsibilities in relation to that data.

The Authority may, at reasonable intervals, request a written description of the technical and organisational methods employed by the Contractor or the Sub-contractors referred to in Clause 0.  Within twenty business days of such a request, the Contractor shall supply written particulars of all such measures detailed to a reasonable level such that the Authority can determine whether or not, in connection with the Personal Data, it is compliant with the DPA.

Indemnity by the Contractor

The Contractor shall, indemnify and keep indemnified the Authority against all losses, claims, damages, liabilities, costs and expenses (including reasonable legal costs) incurred by it in respect of any breach of this Clause 0 (Data Protection) by the Contractor and/or any act or omission of any Sub-contractor resulting in a breach of this Clause 0.

Contractor’s Indemnity

The Contractor shall, subject to Clause 0, be responsible for, and shall release and indemnify the Authority, its employees, agents and contractors on demand from and against all liability for:

2.2.1.133      death or personal injury; and

2.2.1.134      loss of or damage to property (including property belonging to the Authority or for which it is responsible); and

2.2.1.135      breach of statutory duty; and

2.2.1.136      third party actions, claims and/or demands including costs, charges and expenses (including legal expenses on an indemnity basis) arising as a result thereof,

which may arise out of, or in consequence of the performance or non-performance by the Contractor of its obligations under this Contract or the presence on the Authority’s property of the Contractor or any Contractor Related Party.

The Contractor shall not be responsible or be obliged to indemnify the Authority for:

2.2.1.137      any matter referred to in Clause 0 (Contractor’s Indemnity) which arises as a direct result of the Contractor acting on a written notice issued by the Authority’s Representative;

2.2.1.138      any injury, loss, damage, cost and expense caused by the negligence or wilful misconduct of the Authority or any Authority Related Party or by the breach of the Authority of its obligations under this Contract; and/or

2.2.1.139      any injury, loss, damage, cost and expense suffered or incurred by the Authority to the extent that the same has already been recovered by the Authority.

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Cap on liability

The aggregate liability of the Contractor in respect of this Contract and the subject matter of the Contract however arising and whether under contract, tort, breach of statutory duty or otherwise shall not exceed the following limits:

2.2.1.140      £[***] in respect of liquidated damages for delay;

plus

2.2.1.141      £[***]

plus

2.2.1.142      Where the Authority terminates the Contract in full in accordance with Clause 7.4, amounts payable by the Contractor in accordance with Clause 7.5 subject to the caps on liability set out in Clause 7.5.

Consequential Losses

Subject to the provisions of Clause 0 above, neither Party shall have any liability whether in tort (including for negligence or breach of statutory duty), contract, misrepresentation or otherwise for:

2.2.1.143      loss of profits; or

2.2.1.144      loss of business; or

2.2.1.145      depletion of goodwill or similar losses; or

2.2.1.146      loss of anticipated savings: or

2.2.1.147      loss of goods; or

2.2.1.148      loss of contract; or

2.2.1.149      loss of use; or

2.2.1.150      loss of corruption of data or information; or

2.2.1.151      any special, indirect, consequential or pure economic loss, costs, damages, charges or expenses.